As filed with the Securities and Exchange Commission on November 14, 2006

Registration No. 333-136300

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Trans-India Acquisition Corporation

(Exact name of Registrant as specified in its charter)

Delaware	6770	20-5063512
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

(312) 922-1980

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Bobba Venkatadri

President and Chief Executive Officer

Trans-India Acquisition Corporation

300 South Wacker Drive, Suite 1000

Chicago, IL 60606

(312) 922-1980

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin K. Rooney, Esq. Hayden Bergman Rooney, Professional Corporation 150 Post Street, Suite 650 San Francisco, CA 94108 Telephone: (415) 692-3310 Facsimile: (415) 399-9320	Kathleen L. Cerveny, Esq. Dilworth Paxson LLP 1133 Connecticut Avenue N.W. Suite 620 Washington, DC 20036 Telephone: (202) 452-0900 Facsimile: (202) 452-0930

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee(5)
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	11,500,000 Units	$8.00	$92,000,000	$9,844
Shares of Common Stock included as part of the Units(2)	11,500,000 Shares	—	—	— (3)
Warrants included as part of the Units(2)	11,500,000 Warrants	—	—	— (3)
Shares of Common Stock underlying the Warrants included as part of the Units(4)	11,500,000 Shares	$5.00	$57,500,000	$6,153
Representative’s Unit Purchase Option	1	$100	$100	— (3)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)(4)	500,000 Units	$10.00	$5,000,000	$535
Shares of Common Stock included as part of the Representative’s Units(4)	500,000 Shares	—	—	— (3)
Warrants included as part of the Representative’s Units	500,000 Warrants	—	—	— (3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	500,000 Shares	$6.25	$3,125,000	$335
Total			$157,625,100	$16,867

(1)	Estimated solely for the purpose of calculating the amount of the registration fee.
(2)	Includes Units and shares of Common Stock and Warrants underlying such Units that may be sold upon exercise of the underwriters’ over-allotment option, if any.
(3)	No registration fee payable pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants, the Representative’s Unit Purchase Option and the Warrants included as part of the Representative’s Units.
(5)	Amount previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion

Preliminary Prospectus dated November 14, 2006

$80,000,000

10,000,000 Units

Trans-India Acquisition Corporation is a newly formed blank check company organized for the purpose of acquiring, through merger, capital stock exchange, asset acquisition or other similar business combination transaction, one or more target businesses with operations primarily in India. We intend to focus primarily on targets within the life sciences sector of the Indian economy. We have not identified or selected any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. This is our initial public offering of our securities. Each unit will be offered at a price of $8.00 and will consist of one share of our common stock and one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or                     , 2007 [one year from the date of this prospectus], and will expire on                     , 2011 [five years from the date of this prospectus], or earlier upon redemption.

We have granted I-Bankers Securities, Inc., representative of the underwriters, a 45-day option to purchase up to 1,500,000 additional units solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

Certain of our officers and directors and their affiliates, our special advisor and Trans-India Investors Limited have agreed to purchase an aggregate of 200,000 units at a purchase price of $8.00 per unit ($1,600,000 in the aggregate) in private placements that will occur immediately prior to this offering. Such units will be identical to the units sold in this offering except that they will not be registered. The purchasers in the private placements will not have any conversion rights or rights to any liquidation distributions with respect to the shares included in these units in the event we fail to consummate a business combination.

There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol “TIL.U”, subject to official notice of listing. The common stock and warrants comprising the units may trade separately on the 90th day after the date of this prospectus, unless I-Bankers Securities, Inc. determines that an earlier date is acceptable. Once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols “TIL” and “TIL.WS”, respectively.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 13 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$0.60	$7.40
Total	$80,000,000	$6,000,000	$74,000,000

(1)	Includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.08 per unit ($800,000 in total), payable to I-Bankers Securities, Inc., the representative of the underwriters. I-Bankers Securities, Inc. has agreed to deposit 3.0% of the gross proceeds attributable to the underwriting discounts and commissions, or $0.24 per unit ($2,400,000 in total), into the trust account until the earlier of the consummation of a business combination or the liquidation of the trust account and has also agreed to forfeit any rights to, or claims against, such deferred discounts and commissions, including any interest thereon, unless we successfully consummate a business combination.

Upon completion of this offering, $77,400,000, representing a portion of the net proceeds of this offering, the deferred underwriting discounts and commissions and the private placement gross proceeds, will be deposited into a trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, acting as trustee. As a result, our public stockholders will receive approximately $7.74 per unit (plus interest earned on the trust account, net of taxes payable and up to $2,200,000 of interest that may be released to us to fund working capital) in the event of a liquidation of our company prior to consummation of a business combination.

We are offering the units for sale on a firm-commitment basis. I-Bankers Securities, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2006.

The date of this prospectus is                     , 2006.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or other date stated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Market and Industry Data

Market data and industry statistics used throughout this prospectus are based on independent industry publications and other publicly available information. None of the sources cited in this prospectus has consented to the inclusion of any data from its reports, nor have we sought their consent. We have not independently verified any third-party information and cannot assure you of its accuracy or completeness. In addition, while we believe the market data and industry statistics included in this prospectus are generally reliable, such information is inherently imprecise. Such data involves risk and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.” Accordingly, investors should not place undue reliance on this information.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” and our financial statements and related notes appearing elsewhere in this prospectus before you decide to invest in our securities. References in this prospectus to “we,” “us” and “our” refer to Trans-India Acquisition Corporation, unless the context requires otherwise. The term “public stockholders” refers to the persons that purchase the securities offered by this prospectus in this offering or in the aftermarket. Furthermore, as used in this prospectus, a “target business” shall mean a business with operations primarily in India and a “business combination” shall mean the acquisition of one or more target businesses. Unless we tell you otherwise, “private placement units” shall mean 200,000 units that certain of our officers and directors and their affiliates, our special advisor and Trans-India Investors Limited have agreed to purchase in private placements immediately prior to this offering and references to “units” in this prospectus includes the units offered by this prospectus in this offering and such private placement units. Unless we specify otherwise, the information in this prospectus assumes that the representative of the underwriters will not exercise the over-allotment option. Certain numbers in this prospectus have been rounded.

Our Company

We are a recently organized Delaware blank check company formed on April 13, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more target businesses with operations primarily in India. Given the experience of our management team, we intend to seek targets within the life sciences sector of the Indian economy. We will, however, consider acquisitions outside of the life sciences sector if such acquisitions become available to us on attractive terms. To date, our efforts have been limited to organizational activities and this offering.

We believe that a number of favorable factors combine to make India a uniquely desirable country in which to target business acquisitions. India has entered an era of rapid economic growth and is developing a large and increasingly prosperous middle class. The Indian economy is transitioning from traditional farming and handicrafts to modern agriculture, modernized industries and services. India has become one of the world’s largest democracies, and in recent years, has undergone significant deregulation of certain sectors of its economy. According to the World Factbook published by the U.S. Central Intelligence Agency (updated as of September 7, 2006), India is the world’s second most populous country and the Indian economy has posted an average annual growth rate of over 7% since 1994, and has become the fifth largest economy in the world. According to the World Factbook, the Indian economy is estimated to have had a Gross Domestic Product in 2005 of approximately $3.6 trillion (purchasing power parity) and grew at a rate of approximately 7.6%.

Although our acquisition strategy is not limited to any particular industry, we intend to focus on target businesses in the life sciences sector. It is commonly known that India has become a major global resource for outsourcing of a variety of services. We believe that the intersection of high value-added outsourcing with the growing life sciences sector presents an attractive opportunity. We believe that unique opportunities exist to acquire companies in India that are positioned to benefit from increases in the outsourcing of important life sciences activities, including but not limited to:

•	drug research and clinical trials;

•	manufacturing of drugs and drug products;

•	medical devices;

•	diagnostic products and services;

•	biofuels; and

•	agricultural biotechnology.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify any such acquisition candidate. We cannot assure you that we will be able to identify a target business meeting the criteria described above or that we will be able to engage in a business combination with a target business on favorable terms.

Our management will have virtually unrestricted flexibility in indentifying and selecting a prospective target business, except that our initial business combination must be with a target business whose fair market value is equal to at least 80% of our net assets (all of our assets, including the funds held in the trust account but excluding the funds held in the trust account for the benefit of I-Bankers Securities, Inc., less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of more than one target business. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of due diligence and negotiations, proxy statement disclosure, foreign exchange or other clearances and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold.

The target business or businesses that we acquire may have a fair market value substantially in excess of 80% of our net assets. The fair market value of such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community. If our board of directors is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. However, if we did, such arrangement would only be consummated simultaneously with the consummation of the business combination.

Our offices are located at 300 South Wacker Drive, Suite 1000, Chicago, IL 60606, and our telephone number at that address is (312) 922-1980.

Private Placements

Certain of our officers and directors and their affiliates, our special advisor and Trans-India Investors Limited have agreed that they will purchase an aggregate of 200,000 units from us at a purchase price of $8.00 per unit in private placements that will occur immediately prior to this offering. These units will be identical to the units being offered by this prospectus except that they will not be registered. The $1,600,000 of gross proceeds from the private placements will be held in the trust account for the benefit of the public stockholders. The purchasers in the private placements will not have any conversion rights or rights to liquidation distributions with respect to the shares included in these units in the event we fail to consummate a business combination. The private placement warrants will not be exercisable at any time when a registration statement is not effective and a current prospectus available.

Management Loans

Certain of our officers and directors and their affiliates have agreed to loan us up to an aggregate of $400,000 at a 5% per annum interest rate to cover expenses related to this offering and the private placements. The balance of such loans will be repaid at closing from the proceeds of this offering.

The Offering

Securities offered:	10,000,000 units, at $8.00 per unit, each consisting of:

•	one share of common stock; and

•	one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus, unless I-Bankers Securities, Inc. determines that an earlier date is acceptable and may decide to allow continued trading of the units, based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will I-Bankers Securities, Inc. allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed with the SEC to provide updated financial information to reflect the exercise of the over-allotment option. The Form 8-K will be publicly available on the SEC’s website at www.sec.gov.

Common stock:

Number outstanding before this offering	2,500,000 shares

Number to be sold in the private placements	200,000 shares

Number to be outstanding after this offering and the private placements	12,700,000 shares, or 14,200,000 shares if the underwriters’ over-allotment option is exercised in full.

Warrants:

Number outstanding before this offering	2,500,000 warrants

Number to be sold in the private placements	200,000 warrants

Number to be outstanding after this offering and the private placements	12,700,000 warrants, or 14,200,000 warrants if the underwriters’ over-allotment option is exercised in full.

Exercisability	Each warrant is exercisable for one share of common stock and may be exercised on a net-exercise (cashless) basis.

Exercise price	$5.00

Exercise period	The warrants will become exercisable on the later of:

•	the completion of a business combination on terms described in this prospectus; and

•	, 2007 [one year from the date of this prospectus].

Prior to the time the warrants become exercisable, we will endeavor to register the common stock that warrant holders will receive upon exercise and maintain the effectiveness of such registration until the expiration of the warrants. The warrants will not be exercisable at any time when a registration statement is not effective.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Upon exercise of the warrants, the warrant exercise price, if any, will be paid directly to us. The warrants will expire at 5:00 p.m., New York City time, on                     , 2011 [five years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants issued upon exercise of I-Bankers Securities, Inc.’s unit purchase option), with the prior consent of I-Bankers Securities, Inc.:

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon a minimum of 30 days prior written notice of redemption; and

•	if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption, by payment of the exercise price or on a net-exercise (cashless) basis in lieu of paying the cash exercise price as described in this prospectus. However, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made. In addition, such redemption can and may occur while a registration statement is not effective and a current prospectus is not available and therefore the warrants are not exercisable. If this occurs, the warrants would not be exercisable and would only be worth the redemption price.

Since we may redeem the warrants only with the prior consent of I-Bankers Securities, Inc., which firm may also hold warrants subject to redemption, it may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that I-Bankers Securities, Inc. will consent to such redemption if it is not in its best interest, even if it is in our best interest.

Proposed American Stock Exchange Market symbols for our:

Units	TIL.U

Common stock	TIL

Warrants	TIL.WS

Offering and private placement proceeds to be held in trust:

$73,400,000 of the net proceeds of this offering (or $84,560,000 if the over-allotment option is exercised in full) plus the $1,600,000 we receive from the sale of the units in the private placements will be placed in a trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be entered into on the date of this prospectus. In addition, $2,400,000 of the aggregate of $6,000,000 of underwriting discounts and commissions that may be payable (or $2,760,000 if the over-allotment option is exercised in full) to the underwriters in this offering will be placed in the trust account. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination, but will be forfeited by the underwriters if a business combination is not consummated. Except for a portion of the interest earned on the trust account, these proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account (other than up to $2,200,000 of interest earned on the trust account that may be released to us) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These business combination related expenses may be paid following the date of this prospectus and prior to a business combination only from amounts available outside the trust account (initially, approximately $190,240) and up to $2,200,000 of interest earned on the trust account that may be released to us to fund our working capital requirements. The $2,400,000 of the proceeds attributable to the underwriting discounts and commissions will be paid to I-Bankers Securities, Inc. and any stockholders exercising their conversion rights upon completion of a business combination on the terms described in this prospectus or to our public stockholders upon our liquidation, but will, in no event, be available for use by us in a business combination.

Based on interest rates as of the date of this prospectus for the permitted investments of the trust funds, we estimate that the funds held in the trust account will earn interest at a rate of approximately 5% per annum.

We may use a portion of the funds not held in the trust account or released to us to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be required to dissolve and liquidate.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. The warrant exercise price will be paid directly to us and not placed in the trust account.

Release of offering proceeds held in trust:

Up to $2,200,000 of the interest earned on the trust account, net of taxes, may be released to us periodically to pay our operating expenses, including costs associated with the investigation and selection of a target business and the negotiation of any agreement to acquire a target business and the remaining interest, net of taxes, will be retained in the trust account and distributed as described below. In addition, funds in the trust account will be released to us periodically to pay income taxes on interest earned on the trust account.

The entire proceeds held in trust will be released to us upon completion of a business combination, except for payments made to holders of our common stock who convert their shares into cash and except for the deferred underwriting discounts and commissions and interest thereon that will be paid to the underwriters. Holders of common stock whose shares are converted to cash in connection with our initial business combination will receive their pro rata portion of the amount held in trust ($7.74 per share), including the deferred portion of the underwriting discounts and commissions ($0.24 per share) and the proceeds of the private placements, plus the pro rata portion of any interest on the portion of the trust account representing the net proceeds of this offering not released to us, net of taxes. Upon completion of the business combination, the underwriters will be paid the deferred underwriting discounts and commissions, plus interest thereon, less $0.24 for each share converted to cash in connection with our business combination.

In the event we fail to consummate a business combination within the permitted time, our board will, in accordance with our amended and restated certificate of incorporation, adopt a resolution, within 15 days thereafter, finding our dissolution advisable and provide notice as promptly thereafter as practicable to our stockholders in connection with our dissolution in accordance with Delaware law. In the event stockholders owning a majority of our outstanding common stock approve our dissolution, all public stockholders will be entitled to receive their pro rata portion of the amount deposited in trust ($7.74 per unit), including the deferred portion of the underwriting discounts and commissions ($0.24 per unit) and proceeds of the private placements, plus the pro rata portion of any interest earned on the net proceeds not released to us, net of taxes. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations, and the underwriters will forfeit the entire deferred underwriting discounts and commissions. Our existing stockholders will not be entitled to any liquidating distributions.

Limited payment to insiders:	Prior to completion of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

•	repayment at the closing of this offering of $200,000 of loans with 5% interest made by certain of our officers and directors and their affiliates to date to cover expenses related to this offering and the private placements;

•	payment of $7,500 per month to Johnson and Colmar, an affiliate of one of our officers and directors for office space and administrative services; and

•	reimbursement for any expenses incident to the offering and related to identifying and investigating possible business targets and business combinations.

Stockholders must approve business combination:

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering, including any shares included in the private placement units, in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 25% of the aggregate shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised his, her or its conversion rights described below.

Conversion rights for stockholders voting to reject a business combination:

Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the amount held in the trust account representing the net proceeds of this offering, including accrued interest thereon (net of taxes payable and up to $2,200,000 of interest that may be released to us to fund our working capital), plus the underwriting deferred discounts and commissions, plus the proceeds of the private placements, if the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our certificate of incorporation. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, prior to this offering, including shares included in the private placement units. Public shareholders who convert their shares into a pro rata share of the trust account will be paid promptly following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. Investors in this offering who do not sell, or who receive less than an aggregate of $0.26 of net sales proceeds for, the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $7.74 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion.

Audit committee to monitor compliance:	On completion of this offering, our board of directors will have and maintain an audit committee composed entirely of independent directors to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Liquidation if no business combination:

If we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period), in accordance with our amended and restated certificate of incorporation:

•	our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•	our board of directors will be required to adopt, within 15 days thereafter, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide such notices to our stockholders as are required by Section 275(a) as promptly thereafter as possible; and

•	in the event stockholders owning a majority of our outstanding common stock approve our dissolution, we must promptly adopt a plan of distribution which provides that only the public stockholders shall be entitled to receive liquidating distributions.

We cannot provide investors with assurances of a specific timetable for our dissolution and liquidation in such circumstances. However, we will take all actions necessary to promptly dissolve and liquidate. As required under Delaware law, we will seek stockholder approval for any plan of dissolution and liquidation. If such stockholder approval is not obtained, we will not be dissolved and liquidated and we will not be able to distribute funds held in the trust account to our stockholders. Our existing stockholders have agreed to vote in favor of such dissolution and liquidation in these circumstances. Upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after reserving amounts from the interest on the trust account available to us as working capital to cover the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Agreements with the existing stockholders do not permit them to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them before this offering. They will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

There will be no distribution from our trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

Upon our dissolution we will be required to pay or make reasonable provision to pay all of our claims and obligations, including all contingent, conditional, or unmatured claims. These amounts must be paid or provided for before we make any distribution to our stockholders. While we intend to pay such amounts, if any, from the interest on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to cover such claims and obligations. Under Delaware law, stockholders may be liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution, unless certain notice and waiting period requirements are satisfied. However, it is our intention to make liquidating distributions to our stockholders without complying with these provisions and therefore our public stockholders could be liable for any claims to the extent of distributions (but not more) received by them and any liability of our public stockholders may be for an extended period of time. Our directors and officers have each agreed to be personally liable, severally, in accordance with his respective beneficial ownership interest in us, for ensuring that the proceeds in the trust account are not reduced by the claims of any vendor or service provider that is owed money by us for services rendered or products sold to us. However, we cannot assure you that our directors and officers will be able to satisfy those obligations.

We estimate that in the event we liquidate the trust account, a public stockholder will receive approximately $7.74 per share, without taking into account interest earned on the trust account (net of taxes payable on interest income on the funds in the trust account and interest income of up to $2,200,000 on the trust account balance previously released to us to fund our working capital requirements, including the costs of our dissolution and liquidation), out of the funds in the trust account. We expect that all costs associated with implementing our plan of dissolution and liquidation will be funded from the interest available to us as working capital.

For more information regarding the dissolution and liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements and potential stockholder liability, or cause distributions to be less than $7.74 per share, please see the sections entitled “Risk Factors—Risks Associated with Our Business—If we do not timely consummate a business combination, we will be required to dissolve, but such dissolution requires the approval of holders of a majority of our common stock in accordance with Delaware law. Without this shareholder approval, we will not be able to dissolve and liquidate and we will not distribute funds from our trust account to public stockholders,” “Risk Factors—Risks Associated with Our Business—

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share conversion and liquidation price received by stockholders may be less than $7.74 per share,” and “Risk Factors—Risks Associated with Our Business—Upon distribution of the trust account, our public stockholders may be held liable for claims of third parties against us to the extent of distributions received by them.”

Escrow of existing stockholders’ securities:

Upon consummation of this offering, all of our existing stockholders, including all of our officers and directors and their affiliates, our special advisor and Trans-India Investors Limited, will place the securities they own as of the date of this prospectus, including the private placement units, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, these securities will not be transferable during the escrow period and will not be released from escrow until consummation of a business combination.

Risks

In making your decision on whether or not to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that, despite being a blank check company this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our existing stockholders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 13 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. To date, our efforts have been limited to organizational activities, so only balance sheet data is presented.

	July 31, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital	$5,921	$75,206,460
Total assets	119,600	75,206,460
Total liabilities	103,380	—
Value of common stock that may be converted for cash ($7.74 per share)	—	19,342,260
Stockholders’ equity	16,220	55,864,200

(1)	Includes the $1,600,000 we will receive from the sale of the private placement units, which is conditional only upon the completion of this offering and which is otherwise an irrevocable commitment of the purchasers. Assumes the payment of the $2,400,000 deferred underwriting discounts and commissions to the underwriters.

The working capital in the “Actual” column excludes $10,299 of costs related to this offering and the private placements which were paid prior to July 31, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “As Adjusted” column.

The working capital and total assets amounts in the “As Adjusted” column include the $75,000,000 being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, our board of directors shall adopt a resolution, within 15 days after such time period finding our dissolution advisable and will provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution in accordance with Delaware law. If our dissolution is approved by our stockholders, we will promptly adopt a plan of distribution in accordance with Delaware law, and then the proceeds then held in the trust account, (including the $2,400,000, or $2,760,000 if the over-allotment option is exercised, attributable to the deferred underwriting discounts and commissions) will be distributed as soon as practicable solely to the public stockholders. In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence, including the costs of our dissolution and liquidation.

We will not proceed with a business combination if less than a majority of the votes cast by the public stockholders are voted in favor of the business combination or if public stockholders owning 25% or more of the aggregate shares sold in this offering both vote their shares against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 24.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert for cash up to approximately 24.99% of the 10,000,000 shares of common stock included in the units, or 2,499,000 shares of common stock, at a conversion price of $7.74 per share without taking into account any of the interest earned on the trust account (net of taxes payable). The actual per-share conversion price will be equal to:

•	the amount in the trust account representing the offering net proceeds of $73,400,000, including all accrued interest (net of taxes payable and less up to $2,200,000 of interest earned on the trust account that may be released to us to fund our working capital), calculated as of the record date for determination of stockholders entitled to vote on the proposed business combination;

•	plus the $2,400,000 of deferred underwriting discounts and commissions;

•	plus the gross proceeds of $1,600,000 from the private placements; and

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks described below before buying units in this offering. If any of the following risks actually occur, our business, financial condition and results of operations may be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition targets. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Investors must rely on our management with respect to the identification and selection of a prospective target business and we cannot assure you that any such acquisition will be successful.

Although our management has broad discretion with respect to the specific application of the net proceeds, substantially all of the net proceeds of this offering are intended to be applied in connection with consummating a business combination in India. Management has virtually unrestricted flexibility in identifying and selecting a prospective target business. Investors must therefore rely on management’s due diligence review and evaluation of potential acquisition targets. There can be no assurances that, if we complete an acquisition, such acquisition will be successful.

We will be dependent upon limited funds outside of the trust account and interest earned on the trust account released to us to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering and the private placements, only approximately $190,240 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital to search for a target company and consummate a business combination. Based on interest rates as of the date of this prospectus for the permitted investments of the trust funds, we estimate that the funds held in the trust account will earn interest at a rate of approximately 5% per annum. While we are entitled to receive up to a maximum of $2,200,000 of the interest earned on the trust account for such purpose, if interest rates were to decline substantially, we may not have sufficient funds available to provide us with the working capital necessary to complete a business combination. In such event, we would need to obtain additional financing, either from our management or the existing stockholders or from third parties. We may not be able to obtain additional financing and our existing stockholders and management are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to dissolve and liquidate prior to consummating a business combination.

Because there are numerous companies with business plans similar to ours seeking to effectuate business combinations, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information as of September 30, 2006, approximately 69 similarly structured blank check companies have completed initial public offerings and are currently looking for targets, and numerous others have filed registration statements for initial public offerings. Of these companies, only 9 companies have consummated a business combination, while 23 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. While, like us, some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. Moreover, we know of 7 blank check companies that have completed initial public offerings and seek to complete a business combination in India. None of these companies have consummated a business combination and none have announced they have entered into a definitive agreement for a business combination in India. We may, therefore, be subject to competition from these and other companies seeking to consummate a business plan similar to ours, which, as a result, would increase demand for companies to combine with companies structured similarly to ours. Further, the fact that only a few of such companies have completed a business combination or entered into a definitive agreement for a business combination, may be an indication that there are only a limited number of attractive target businesses available to such entities, or that many privately held or publicly held, target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’ operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section entitled “Proposed Business—Effecting a Business Combination—We have not identified a target business.”

If we do not timely consummate a business combination, we will be required to dissolve, but such dissolution requires the approval of holders of a majority of our common stock in accordance with Delaware law. Without this shareholder approval, we will not be able to dissolve and liquidate and we will not distribute funds from our trust account to public stockholders.

If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), our certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities, and (b) requires that our board of directors within 15 days adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. However, pursuant to Delaware law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the Securities and Exchange Commission and could be subject to their review. This review process could take up to several months.

As a result, distribution of our assets to our public stockholders could be subject to a considerable delay. Furthermore, we may need to postpone the stockholders’ meeting, resolicit our stockholders, or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for such a plan. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for the liquidation and distribution. If our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminate amount of time, we may be considered to be an investment company. Please see the risk factor entitled “Risks Associated with this Offering—If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements, and our activities may be restricted, which may make it difficult for us to consummate a business combination or operate over the near term or long term in our intended manner.”

Because the initial per share amount deposited in trust is $7.74 per share, if we are unable to timely complete a business combination and we receive stockholder approval to dissolve and distribute the funds held in trust, public stockholders may receive less than $8.00 per share upon distribution of the trust account and our redeemable warrants will expire worthless.

Because the initial per share amount deposited in trust is $7.74 per share, if we are unable to complete a business combination and we receive stockholder approval to dissolve and distribute the funds held in the trust account to public stockholders, public stockholders may receive less than the $8.00 purchase price per unit as a result of the interest amounts on the trust account that may be released to us to fund working capital requirements, including expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, we will be required to pay or make reasonable provision to pay claims of creditors which we intend to do from the funds not held in trust. In addition, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination.

After our business combination, we may be solely dependent on a single business and a limited number of products or services.

Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses at the same time from different sellers, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent integration of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only 32 of the 69 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placements will be sufficient to allow us to consummate a business combination, as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placements prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds (including interest earned on the trust account released to us) in search of a target business, or because we become obligated to convert for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not held in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could limit the development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with one or more target businesses that have not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, upon consummation of this offering, including an audited balance sheet demonstrating this fact, we will be exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we believe we will not be subject to Rule 419, our units will be immediately tradable, and we will have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison to Offerings of Blank Check Companies.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share conversion and liquidation price received by stockholders may be less than $7.74 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or, even if they execute such agreements, that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that has refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share conversion and liquidation price could be less than $7.74, plus interest on the net proceeds held in trust (net of taxes payable and up to $2,200,000 of interest earned on the trust account that may be released to us to fund our working capital), due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our officers and directors, severally, in accordance with their respective beneficial ownership interests in us, will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of various vendors and service providers for services rendered or contracted for or products sold to us, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the trust account. However, we cannot assure you that they will be able to satisfy those obligations. Further, they will not be personally liable to pay debts and obligations to prospective target businesses, if a business combination is not consummated with such prospective target businesses, or for claims from any entity other than vendors and service providers. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share conversion and liquidation price could be less than approximately $7.74, plus interest on the net proceeds held in trust (net of taxes payable and up to $2,200,000 of interest earned on the trust account that may be released to us to fund our working capital), due to claims of such creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.74 per share.

Upon distribution of the trust account, our public stockholders may be held liable for claims of third parties against us to the extent of distributions received by them.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation complies with certain statutory procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time prior to distributing the funds held in the trust account to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions (but not more) received by them in a dissolution and any liability of our stockholders may extend well beyond the third anniversary of such dissolution. For further information on the statutory dissolution procedures, see “Proposed Business—Effecting a Business Combination—Liquidation if no business combination.”

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if: (i) it is approved by a majority of the shares of common stock voted by public stockholders, and (ii) public stockholders owning less than 25% of the shares sold in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of (i) the portion of the trust account representing the net proceeds of this offering, plus interest earned thereon not released to us, net of taxes; (ii) the deferred underwriting discounts and commissions, and (iii) the private placement proceeds; and

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, in accordance with our amended and restated certificate of incorporation:

•	our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•	our board of directors will be required to adopt, within 15 days thereafter, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide such notices to our stockholders as required by Section 275(a) as promptly thereafter as possible; and

•	in the event stockholders owning a majority of our outstanding common stock approve our dissolution, we must promptly adopt a plan of distribution which provides that only the public stockholders shall be entitled to receive liquidating distributions.

Our amended and restated certificate of incorporation prohibits the amendment of the above-described provisions, which shall automatically terminate upon the consummation of a business combination. However, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.

We may issue shares of our capital stock or convertible debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of blank check preferred stock, par value $0.0001 per share. Immediately after this offering (assuming exercise of the underwriters’ unit purchase option, but no exercise of its over-allotment option, and after appropriate reservation for the issuance of shares of common stock underlying units and upon full exercise of outstanding warrants and warrants underlying units), there will be 23,600,000 authorized but unissued shares of our common stock available for issuance and all of the 5,000,000 shares of blank check preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or blank check preferred stock, or a combination of common and blank check preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our blank check preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors;

•	may reduce or limit the voting power or other rights of holders of our common stock if we issue preferred stock with dividend, liquidation, compensation or other rights superior to the common stock; and

•	may reduce the prevailing market prices for our common stock warrants and units.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding. For a more complete discussion of the possible structure of a business combination, see the section entitled “Proposed Business—Effecting a business combination—Selection of a target business and structuring of a business combination.”

Company resources could be wasted in pursuing acquisitions that are not consummated.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention. We could incur substantial costs for accountants, attorneys, and others payable from the funds not held in trust in connection with a business combination that is not completed and may be required to pay to the potential target business a deposit or down payment or to fund a “no shop” provision. Costs incurred prior to completion of a business combination, including any for any non-refundable deposit or down payment or to fund a no shop provision, may not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control such as that more than 24.99% of our stockholders vote against the transaction even if a majority of our stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We may have limited ability to evaluate the management of the target business.

Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target businesses’ management will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, including compliance with the Sarbanes-Oxley Act, maintaining internal controls or dealing with the public markets, which could cause us to expend time and resources helping them become familiar with such laws. This could be expensive and time consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors have limited or no experience in managing “blank check” companies which may have an adverse impact on our prospects.

Although our officers and directors have experience in consummating acquisitions and managing public companies, our officers and directors do not have experience in managing “blank check” companies. Such limited experience may have an adverse impact on our ability to consummate a business combination.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our management, some of whom may join us following a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our management. The future role of our management following a business combination, however, cannot presently be fully ascertained. Although we expect several of our management and other key personnel, particularly our President and Chief Executive Officer, to remain associated with us following a business combination, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

If our current officers and directors allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, our ability to consummate a business combination could be negatively impacted.

Our current officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers is engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs, although we expect our officers and directors and special advisor to balance their other affairs and devote sufficient time to our affairs as they deem necessary to achieve our business objective and consummate a business combination. Mr. Venkatadri serves as part-time President to a life sciences company and part-time as a General Partner to an India fund manager, and is the only officer of the company actively employed. Our directors and special advisor to the board of directors are all engaged in several other endeavors, including in financial, investment, advisor and principal capacities, but not as active employees in life sciences companies. For example, the agreement with our special advisor Rasheed Yar Khan acknowledges his other commitments, which include acting as a fund manager to the Saudi Economic Development Corporation. If our officers’ other business affairs require them to devote substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of occupations and business affairs of our officers, directors and special advisor and the potential conflicts of interest that you should be aware of, see the section below entitled “Management.”

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Although none of our officers, directors or affiliates have previously been associated with any “blank check” companies, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in venture capital fund businesses. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections entitled “Management—Directors and Officers” and “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock which will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether or not a particular target business is appropriate for a business combination.

All of our officers and directors and their respective affiliates own shares of our common stock and warrants that were issued in connection with our formation as to which they have waived their right to receive distributions upon our liquidation or failure to complete a business combination. Additionally, certain of our officers and directors and their affiliates, our special advisor and Trans-India Investors Limited have agreed to purchase an aggregate of 200,000 units in private placements that will occur immediately prior to this offering and have waived their liquidation rights with respect to the shares included in such units. The shares and warrants owned by our officers and directors and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available funds outside the trust account, unless the business combination is consummated and, therefore, they may have a conflict of interest in determining whether or not a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available funds held outside the trust account and the portion of the interest earned on the trust account released to us (which, because interest rates are unknown, may be insufficient to fund all of our working capital requirements) unless the business combination is consummated. The personal and financial interests of our officers and directors could influence their motivation in selecting a target business and, thus, there may be a conflict of interest when determining whether or not a particular business combination is in the stockholders’ best interest.

The representative of the underwriters will have the right to acquire units pursuant to its unit purchase option issuable upon consummation of this offering and may have a conflict of interest in determining whether or not to consent to our redemption of outstanding warrants.

The representative of the underwriters will be issued a unit purchase option to acquire 500,000 units (5% of the units being offered) in the aggregate, including 500,000 warrants, upon consummation of this offering. Since we may redeem the warrants only with the prior consent of the representative of the underwriters, which firm may also hold warrants subject to redemption, the representative may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that the representative of the underwriters will consent to such redemption if it is not in its best interest even if it is in our best interest.

If we complete a business combination that involves a target business focused on pharmaceutical compounds or biotechnology therapeutics or diagnostics, we may not be able to commercialize our product candidates.

Before obtaining regulatory approval for the sale of drug product candidates, pharmaceutical and biotechnology therapeutic and diagnostic companies must conduct, at their own expense, extensive preclinical tests and clinical trials to demonstrate the safety and efficacy in humans of their product candidates. Preclinical and clinical testing is expensive, is difficult to design and implement, necessarily involves substantial cooperation with and reliance on third parties, can take many years to complete and is uncertain as to outcome. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and interim results of a clinical trial do not necessarily predict final results. A failure of one or more clinical trials can occur at any stage of testing.

Our failure to obtain and maintain regulatory approval for a product candidate following a business combination will prevent us from commercializing it. Product candidates and the activities associated with their development and commercialization, including their testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, will be subject to comprehensive regulation by the United States Food and Drug Administration, or FDA, and other United States regulatory agencies and by comparable authorities in other countries. Securing approval requires the submission of extensive preclinical and clinical data, information about product manufacturing processes and inspection of facilities and supporting information for each therapeutic indication to establish the product candidate’s safety and efficacy. Varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent regulatory approval of a product candidate. The process of obtaining and maintaining regulatory approvals may vary and involves substantial regulatory discretion, is expensive, and often takes many years, if approval is obtained at all.

We may also have to rely on third parties for the production of clinical and commercial quantities of drug product candidates. There may be a limited number of manufacturers operating under the FDA’s current Good Manufacturing Practices, or GMP, regulations that will be both capable of manufacturing our future products and willing to do so. These manufacturers will be subject to inspection to ensure strict compliance with GMP regulations and other governmental regulations and corresponding foreign standards. We can not be certain that our manufacturers will be able to comply with these regulations and standards and we will not control their compliance, while we will risk regulatory sanctions, liabilities and penalties if they fail to comply. Our dependence upon others for the manufacture of product candidates and products may adversely affect our future profits and our ability, on a timely and competitive basis, both to develop product candidates and to commercialize any products that receive regulatory approval.

Following a business combination, we may be liable to our clients for damages caused by disclosure of confidential information or system failures.

Following a business combination, we may have access to, or may be required to collect and store, confidential client and customer data in connection with the acquired business. Following a business combination, many of our client agreements may not limit our potential liability for breaches of confidentiality. If any person, including any of our employees, penetrates our network security or misappropriates sensitive data, we could be subject to significant liability from our clients or from our clients’ customers for breaching contractual confidentiality provisions or privacy laws. Following a business combination, unauthorized disclosure of sensitive or confidential client and customer data, whether through breach of our computer systems, systems failure or otherwise, could damage our reputation and cause us to lose clients.

If our common stock becomes subject to the penny stock rules promulgated by the SEC, broker dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Risks Related to Operations in India

Acquisitions of companies with operations in India entail special considerations and risks. If we are successful in acquiring a target business with operations in India, we will be subject to, and possibly adversely affected by, the following risks:

Political, economic, social and other factors in India may adversely affect our ability to achieve our business objective.

Our ability to achieve our business objectives may be adversely affected by political, economic, social and religious factors, changes in Indian law or regulations and the status of India’s relations with other countries. In addition, the economy of India may differ favorably or unfavorably from the U.S. economy in such respects as the rate of growth of gross domestic product, the rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. According to the World Factbook published by the U.S. Central Intelligence Agency (updated as of September 7, 2006), the Indian government has exercised and continues to exercise significant influence over many aspects of the economy, and privatization of government-owned industries proceeds at a slow pace. Accordingly, Indian government actions in the future could have a significant effect on the Indian economy, which could have a material adverse affect on our ability to achieve our business objective.

According to a published lecture on April 27, 2005 by Shri Montek S. Ahluwalia, Deputy Chairman, Planning Commission of the High Commission of India, London, an agency of the Indian Government, India has seen major changes in economic policies over the past two decades, which will help it to perform more effectively in a globalising world. These policy changes have included the liberalization of the extensive government controls, which existed on private investment and technology and the easing of access to foreign technology and foreign investment. In addition, the Indian government has directed the lowering of import duties, removal of quantitative restrictions on imports and the liberalization of foreign direct investment. In the 1990s a process of financial reforms began, which were aimed at introducing greater competition and tightening prudential norms in the banking sector, stock exchanges and capital market institutions and the insurance sector. These reforms were accompanied by efforts to strengthen institutions appropriate for the functioning of a market economy, including an independent judiciary and the rule of law, the prevalence of acceptable accounting standards, functioning stock exchanges and corporate practices. While the government’s policies have resulted in improved economic performance, we cannot assure you that the economic recovery will be sustained. Moreover, we cannot assure you that these economic reforms will persist, and that any newly elected government will continue the program of economic liberalization of previous governments. Any change may adversely affect Indian laws and policies with respect to foreign investment and currency exchange. Such changes in economic policies could negatively affect the general business and economic conditions in India, which could in turn affect us and our ability to achieve our business objective.

According to the World Factbook, religious and border disputes persist in India and remain pressing problems. For example, India has from time to time experienced civil unrest and hostilities with neighboring countries such as Pakistan. The longstanding dispute with Pakistan over the border Indian states of Jammu and Kashmir, a majority of whose population is Muslim, remains unresolved. If the Indian government is unable to control the violence and disruption associated with these tensions, the results could destabilize the economy and, consequently, adversely affect us and our ability to achieve our business objective.

Since early 2003, there have also been military hostilities and civil unrest in Afghanistan, Iraq and other nearby countries. These events could adversely influence the Indian economy and, as a result, negatively affect us and our ability to achieve our business objective.

Exchange controls that exist in India may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to India’s rules and regulations on currency conversion. In India, the Foreign Exchange Management Act or FEMA, regulates the conversion of the Indian rupee into foreign currencies. FEMA provisions previously imposed restrictions on locally incorporated companies with foreign equity holdings in excess of 40% known as FEMA companies. Following a business combination, we will likely be a FEMA company as a result of our ownership structure. However, comprehensive amendments have been made to FEMA to add strength to the liberalizations announced in their recent economic policies. Such companies are now permitted to operate in India without any special restrictions, effectively placing them on par with domestic Indian companies. In addition, foreign exchange controls have been substantially relaxed. The Indian foreign exchange market, however, is not yet fully developed and we cannot assure you that the Indian authorities will not revert back to regulating FEMA companies. FEMA may also impose new restrictions on the convertibility of the rupee. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of India.

Returns on investment in Indian companies may be decreased by withholding and other taxes.

Our investments in India will incur tax risk unique to investment in India and in developing economies in general. Income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding of Indian income tax. Under treaties with India and under local Indian income tax law, income is generally sourced in India and subject to Indian tax if paid from India. This is true whether or not the services or the earning of the income would normally be considered as from sources outside India in other contexts. Additionally, proof of payment of withholding taxes may be required as part of the remittance procedure. Any withholding taxes paid by us on income from our investments in India may or may not be creditable on our income tax returns.

We intend to avail ourselves of income tax treaties with India following a business combination to seek to minimize any Indian withholding tax or local tax otherwise imposed. However, we cannot assure you that the Indian tax authorities will recognize application of such treaties to achieve a minimization of Indian tax. We may also elect to create one or more foreign subsidiaries to effect the business combination to attempt to limit the potential tax consequences of a business combination.

Certain sectors of the Indian economy are subject to government regulations that limit foreign ownership, which may adversely affect our ability to achieve our business objective which is to acquire one or more operating businesses with primary operations in India.

The Indian government prohibits investments in certain sectors and limits the ownership of entities in certain other sectors. We intend to avoid sectors in which foreign investment is disallowed. This could limit the possible number of acquisitions that are available. The Indian government also regulates investments in certain other sectors (e.g. banking) by increasing the required amount of Indian ownership over time. We will evaluate the risk associated with investments in sectors in which ownership is restricted. However, we cannot assure you that management will be correct in its assessment of political and policy risks associated with investments in general and in particular in sectors that are regulated by the Indian government. Any changes in policy could have an adverse impact on our ability to achieve our business objective.

If the relevant Indian authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Indian laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses; and

•	requiring that we restructure our ownership or operations.

Because the Indian judiciary will determine the scope and enforcement under Indian law of almost all of our target business’ material agreements, we may be unable to enforce our rights inside and outside of India.

Indian law can be expected to govern almost all of our target business’ material agreements, some of which may be with Indian governmental agencies. We cannot assure you that the target business will be able to enforce any of their material agreements or that remedies will be available outside of India. The system of laws and the enforcement of existing laws in India may not be as certain in implementation and interpretation as in the United States. The Indian government may be inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

The commercial success of any products under development by a target business we acquire will depend upon product superiority and sales and marketing efforts that together successfully generate continuing market acceptance by physicians, patients, healthcare payors and others in the medical community.

Any products or services that we bring to the market following a business combination may not gain market acceptance by physicians, patients, healthcare payors and others in the medical community, unless they offer superior therapeutic or diagnostic benefits and safety that are communicated through effective sales and marketing efforts. If we do not achieve such acceptance, we may not generate material new product revenues or profits. Moreover, the healthcare industry is intensely competitive, and we will face competition with respect to current and future products, such that any market acceptance we do achieve will be subject to continual threat, including from market participants with substantially greater resources.

Wage pressures in India may prevent an acquired company from sustaining a competitive advantage and may reduce its profit margins.

Wage costs in India have historically been significantly lower than wage costs in the United States and Europe for comparably skilled professionals, which we expect will be one of the competitive strengths of a company we acquire. However, if, following a business combination, wages for skilled professionals increase in India due to increasing competition, we may not be able to sustain this competitive advantage, which could negatively affect profit margins. In addition, we may need to increase the levels of an acquired company’s employee compensation to remain competitive with other employers, or seek to recruit in other low labor cost areas to keep its wage costs low. Compensation increases may result in decreased profitability of a company we acquire.

India has different corporate disclosure, governance and regulatory requirements than those in the United States which may make it more difficult or complex to consummate a business combination.

Companies in India are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of an Indian company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with United States Generally Accepted Accounting Principals, or GAAP. Moreover, companies in India are subject to a different regulatory scheme than United States companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information. Accordingly, appropriate adjustments to the financial statements of an Indian company may be required in order to appropriately determine the underlying valuation of the Indian company.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for Indian corporations may differ from those that may apply in the United States, which may make the consummation of a business combination with an Indian company more difficult than a business combination with a company based in the United States.

The requirement that Indian companies provide accounting statements that are in compliance with United States GAAP may limit the potential number of acquisition targets.

To meet the requirements of the United States Federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have financial statements which are prepared in accordance with, or which can be reconciled to, GAAP and audited in accordance with United States Generally Accepted Auditing Standards, or GAAS. GAAP and GAAS compliance may limit the potential number of acquisition targets.

Foreign currency fluctuations could cause a business combination to be more expensive.

Because our business objective is to acquire one or more operating businesses with primary operations in India, changes in the U.S. dollar-Indian rupee exchange rate may affect our ability to achieve such objective. The exchange rate between the Indian rupee and the U.S. dollar has changed substantially in the last two decades and may fluctuate substantially in the future. If the U.S. dollar declines in value against the Indian rupee, any business combination will be more expensive and therefore more difficult to complete. Furthermore, we may incur costs in connection with conversions between United States dollars and Indian rupees, which may make it more difficult to consummate a business combination.

If political relations between the United States and India weaken, it could make a target business’ operations less attractive.

The relationship between the United States and India may deteriorate over time. Changes in political conditions in India and changes in the state of Indian-United States relations are difficult to predict and could result in restrictions on our future operations or cause potential target businesses to become less attractive. This could lead to a decline in our profitability following a business combination.

The laws of India may not protect intellectual property rights to the same extent as those of the United States, and we may be unsuccessful in protecting intellectual property rights following a business combination and may also be subject to third party claims of intellectual property infringement.

The one or more businesses we acquire will likely rely on a combination of patent, copyright, trademark and design laws, trade secrets, confidentiality procedures and contractual provisions to protect its intellectual property. However, the laws of India may not protect proprietary rights to the same extent as laws in the United States. Therefore, efforts to protect such intellectual property may not be adequate. Furthermore, competitors may independently develop similar technology or duplicate its products or services. Unauthorized parties may infringe upon or misappropriate its products, services or proprietary information.

Risks Associated with this Offering

Our existing stockholders paid an aggregate of $20,000, or approximately $0.008 per unit, for their initial common stock and warrants and, accordingly, you will experience immediate and substantial dilution from the purchase of our units.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placements constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their initial shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering and the private placements are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 31.5% or $2.52 per share (the difference between the pro forma net tangible book value per share of $5.48 and the initial offering price of $8.00 per unit).

Our outstanding warrants may substantially reduce the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placements, we will be issuing warrants to purchase shares of our common stock. Following the offering, there will be 12,700,000 warrants, or 14,200,000 warrants if the underwriters’ over-allotment option is exercised in full. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and may reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could substantially reduce the market price for our securities or affect our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

The warrants are redeemable upon short notice, which will require you to exercise the warrants or receive the redemption price of $0.01 per warrant.

We have the ability to redeem outstanding warrants with the prior consent of I-Bankers Securities, Inc. upon 30 days prior notice at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption. Such redemption would force you to exercise your warrants on short notice or accept the redemption price of $0.01 per warrant.

An effective registration statement or a current prospectus may not be in place when an investor desires to exercise warrants or the warrants are redeemed, thus precluding such investor from being able to exercise his, her or its warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise, we have registered with the SEC the shares of common stock issuable upon exercise of the warrants and a prospectus relating to the common stock issuable upon exercise of the warrants is current. Under the terms of the warrant agreement, we have agreed to use our reasonable best efforts to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. Additionally, we have no obligation to settle the warrants for cash in the absence of an effective registration statement or under any other circumstances. The warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock is not registered with the SEC or if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current. Consequently, the warrants may expire unexercised or if redeemed at such time would be practically worthless.

If our existing stockholders exercise their registration rights, it may substantially reduce the market price of our units, common stock and warrants, and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of their initial securities, including units, shares of common stock and warrants, and shares of common stock underlying such securities, at any time after the date on which their securities are released from escrow, which will be upon consummation of a business combination. If our existing stockholders exercise their registration rights with respect to all of their securities, then there would be up to an additional 5,400,000 shares of common stock (which amount includes 2,500,000 shares of our common stock, 2,500,000 shares of common stock issuable upon exercise of outstanding warrants, 200,000 shares of common stock underlying the private placement units and 200,000 shares of our common stock issuable upon exercise of the warrants included in such units) eligible for trading in the public market. The presence of this additional number of securities eligible for trading in the public market may substantially reduce the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination, or increase the cost of the target business, since the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights, and the potential future effect their exercise may have on the trading market for our securities.

There is currently no market for our securities, and a market for our securities may not develop, which could limit the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

We have substantial discretion as to how to spend the proceeds of this offering which are outside of the trust.

Our management has broad discretion as to how to spend the proceeds of this offering which are held outside of the trust account and any interest earned on the trust account released to us and may spend these proceeds in ways with which our stockholders may not agree. If we choose to invest some of the proceeds held outside of the trust account, we cannot predict that investment of the proceeds will yield a favorable return, if any.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements, and our activities may be restricted, which may make it more difficult for us to complete a business combination or operate over the near term or long term in our intended manner.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trustee in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. However, this offering is not intended for persons who are seeking a return on investments in government securities. The escrow account and the purchase of government securities for the account is intended as a holding place for funds pending the earlier to occur of either (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this account.

In addition, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria have been satisfied, our certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and (b) requires that our board of directors within 15 days adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Inasmuch as we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution so that we can liquidate and distribute the funds in the trust account to public stockholders, we may nevertheless be deemed to be an investment company. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not budgeted.

The American Stock Exchange may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied for listing of our securities on the American Stock Exchange, a national securities exchange. If approved, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive directors would be considered “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), state securities administrators could argue that all of such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the prices of our securities held by public stockholders.

Because our existing stockholders’ initial equity investment for their initial shares was only $20,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $20,000 for their initial shares is less than the required $2,110,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

Because after the consummation of a business combination a significant portion of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such assets.

After the consummation of a business combination, a significant portion of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers, or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

FORWARD-LOOKING STATEMENTS

You should not place undue reliance on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to our future plans, objectives, expectations and intentions. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions to identify such forward-looking statements. Forward-looking statements include statements regarding our business strategy, future operating performance, the market opportunity for acquisitions in India and our prospects. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in “Risk Factors” starting on page 13 and elsewhere in this prospectus. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering and the private placements will be as set forth in the following table:

	Without Over-Allotment Option	With Over-Allotment Option
Gross proceeds
Offering proceeds	$80,000,000	$92,000,000
Private placement proceeds	1,600,000	1,600,000

Total Gross Proceeds	81,600,000	93,600,000

Offering and private placement expenses(1)
Underwriting discounts and commissions	2,800,000	3,220,000
Contingent underwriting discounts and commissions	2,400,000	2,760,000
Underwriting non-accountable expense allowance	800,000	800,000
Legal fees and expenses(2)	112,500	112,500
Miscellaneous expenses	80,000	80,000
American Stock Exchange listing fee	70,000	70,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	45,000	45,000
SEC registration fee	17,710	17,710
NASD registration fee	17,050	17,050
Transfer Agent and Registrar fees	10,000	10,000
Blue Sky fees and expenses	7,500	7,500

	6,409,760	7,189,760

Net proceeds and trust account
Total net proceeds	75,190,240	86,410,240
Proceeds not held in trust	190,240	250,240

Offering proceeds held in trust	75,000,000	186,160,000
Contingent underwriting compensation held in trust	2,400,000	2,760,000

Total held in trust account in the event of liquidation	$77,400,000	$88,920,000

Percentage of gross offering proceeds held in trust(3)	96.75%	96.75%

Use of proceeds not held in trust(4)
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination and the preparation and filing of the related proxy statement (payable to non-affiliates)	$425,000	$425,000
Working capital to cover miscellaneous expenses (including potential deposits, down payments or funding of a “no-shop” provision with respect to a particular business combination), reserves and D&O insurance	375,000	375,000
Legal, accounting and other expenses related to SEC reporting obligations and internal controls	350,000	350,000
Due diligence investigations of prospective target businesses (payable to non-affiliates and reimbursement of expenses incurred by directors, officers and stockholders in connection therewith)	325,000	325,000
Payment for office space and administrative and support services ($7,500 per month for up to two years)	180,000	180,000
Legal fees related to this offering not payable at the closing(2)	150,000	150,000
Transfer, escrow and warrant agent fees and expenses	40,000	40,000

Total	$1,845,000	$1,845,000

(1)	A portion of the offering expenses, including the SEC registration fee, NASD filing fee, American Stock Exchange listing fee and approximately $20,000 of legal and accounting fees and $10,000 of miscellaneous expenses, have been paid from the loans we received from certain of our officers and directors and their affiliates described below. These loans will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering. Except for the SEC registration fee, NASD filing fee and American Stock Exchange listing fee, the amounts shown are estimates only and our actual expenditures may differ from those set forth herein.
(2)	$150,000 of legal fees related to the offering will be paid from the interest earned on the trust account released to us ($25,000 per month for six months).
(3)	This amount includes $2,400,000 of the underwriting discounts and commissions ($0.24 per unit), equal to 3.0% of the gross proceeds of this offering, which the underwriters have agreed will be deferred and paid to the underwriters only upon the consummation of a business combination plus interest thereon, less $0.24 for each share converted to cash in connection with our business combination. If a business combination is not consummated, such deferred underwriting discounts and commissions will be forfeited by the underwriters.
(4)	The use of proceeds from the amounts not held in trust and from a portion of the interest earned on the amount held in trust released to us are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth.

$75,000,000, or $86,160,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds of this offering, including the $1,600,000 we will receive from the private placements, will be placed in a trust account at Morgan Stanley maintained by Continental Stock Transfer & Trust Company, as trustee. In addition, $2,400,000 of deferred underwriting discounts and commissions, or $2,760,000 if the underwriters’ over-allotment option is exercised in full, will be placed in the trust account and not be paid to the underwriters unless and until we consummate a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. Except for a portion of the interest earned on the trust account that may be released to us, these proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of our dissolution approved by our stockholders and our plan of distribution in connection with our liquidation.

The net proceeds of this offering held in the trust account and moneys held by us and not immediately required for the purposes set forth above will only be invested in “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, so that we are not deemed to be an investment company under that act. A portion of the interest income derived from investment of these net proceeds during this period will be paid to us periodically as described in this prospectus and used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. The interest rate earned on the trust account will be the prevailing interest rate on short-term U.S. treasury securities and money market funds that comply with certain conditions under Rule 2a-7 of the Investment Company Act of 1940. These rates will vary from time to time. As of the date of this prospectus, the yield on such a compliant money market fund was approximately 5% per annum. Based on such prevailing rates, we believe that the income earned on the trust account will be sufficient to provide the contemplated amount of working capital. However, this offering is not intended for persons who are seeking a return on investments in government securities. The escrow account and the purchase of government securities for the account is intended as a holding place for funds pending the earlier to occur of either (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this account.

The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Interest earned on the trust account, net of taxes, will be retained in the trust account for distribution as described below except that up to $2,200,000 may be released to us periodically to fund our working capital requirements. In addition, funds from the trust account will be released to us periodically to pay income taxes on interest earned on the trust account. Holders of common stock whose shares are converted to cash in connection with our initial business combination will receive their pro rata portion of the amount held in trust ($7.74 per share) plus the pro rata portion of any interest on the portion of the trust account attributable to net proceeds of this offering not released to us, net of taxes. In the event that we do not consummate a business combination in a timely manner and assuming our dissolution is approved by our stockholders in accordance with Delaware law, public stockholders will be entitled to receive their proportionate share of the trust account (including any interest on the net proceeds not released to us, net of taxes, the deferred underwriting discounts and commissions and the proceeds of the private placements). In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and costs associated with our dissolution and liquidation. Our corporate expenses are expected to be primarily associated with preparation for and conduct of our special meeting of stockholders and our continuing public reporting obligations, including legal services, proxy soliciting firms, services of our independent registered public accounting firm as well as legal fees we may incur in the event of disputes with any claimants or creditors. Our directors and officers will be responsible to ensure that the funds in the trust account are not reduced by claims of our vendors and service providers in the event of our dissolution and liquidation. Other than the interest income up to $2,200,000 that may be released to us to fund our working capital requirements and to pay income taxes on interest earned on the trust account, the proceeds held in the trust account (exclusive of any proceeds attributable to the deferred underwriting discounts and commissions) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination and, to the extent not used for these purposes, released to us upon completion of a business combination. Any amounts in the trust account not paid as consideration to the sellers of the target business, other than amounts held in trust or paid to the representative of the underwriters for services as representative of the underwriters, may be used to pay remaining expenses of the business combination, including reimbursement of expenses of our officers and directors incurred in connection therewith to the extent funds not held in trust were insufficient to do so, to pay any finders’ fees or financing fees, if any, and to finance the ongoing operations of the target business or to effect other acquisitions, in each case as determined by our board of directors at that time.

We intend to use the majority of the net proceeds of this offering not being held in trust and the interest on the trust account released to us in our efforts to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. Of these net proceeds and the interest on the trust account released to us, we will reserve approximately $325,000 for due diligence of prospective target businesses payable to non-affiliates and, to the extent incurred, reimbursement of out-of-pocket expenses (such as travel expenses) incurred by our officers, directors and stockholders who assist us in connection with seeking and selecting a target business and performing due diligence activities. None of these persons or any of their affiliates, or our special advisor to our board of directors, will receive any compensation for their activities in connection with the business combination. We intend to use the working capital shown above (approximately $375,000) together with any additional interest released to us for other operating expenses, including director and officer liability insurance premiums.

It is also possible that we could use a portion of our working capital to make a deposit or down payment or to fund a “no shop” provision with respect to a particular business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds or any of the funds are not returned to us (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have sufficient remaining working capital outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. In that event and if we are unable to secure additional working capital, we would most likely fail to consummate a business combination in the allotted time and would be required to promptly begin the process for our dissolution and liquidation in accordance with the requirements of Delaware law. We may also use a portion of our excess working capital to pay finders’ fees in connection with a business combination, although we do not presently intend to engage finders to identify suitable transactions. The balance, if any, of our working capital will be held in reserve in the event that due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates. We believe that our working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target business which may include subsequent acquisitions, as determined by our board of directors at that time.

The payment to Johnson and Colmar, an affiliate of Craig Colmar, our Secretary and Treasurer and a member of our board of directors, of a monthly fee of $7,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space in Chicago, Illinois. This arrangement is being agreed to by Johnson and Colmar for our benefit and is not intended to provide Mr. Colmar compensation in lieu of a salary. We believe, based on rents and fees for similar services in Chicago, that the fee charged by Johnson and Colmar is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee.

As of the date of this prospectus, certain of our officers and directors and their affiliates have advanced to us a total of $200,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC and NASD registration fees, American Stock Exchange listing fees and other expenses. Such loans accrue 5% annual interest and are payable on the earlier of March 1, 2007 and the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us.

We reserve the right, at the discretion of the board of directors, to reallocate our use of the net proceeds of this offering not held in trust together with any interest on the trust account released to us, among the legal, due diligence and working capital items in response to the timing and extent of due diligence and legal and regulatory requirements and, in the event that we do not consummate a business combination, to reallocate any remaining proceeds to the costs of our liquidation and dissolution. The interest income derived from investment of these net proceeds not held in the trust account during this period will be used to defray our general and administrative expenses as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Except for the monthly administrative fee payable to Johnson and Colmar, no compensation of any kind (including any finder’s and/or consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us, prior to or in connection with, the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available funds not deposited in the trust account or released to us, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. These reimbursements may be paid from the $325,000 initially allocated for due diligence. Other than the agreement with Johnson and Colmar described above, there are no current agreements or understandings with any of our existing stockholders or any of their respective affiliates with respect to the payment of compensation of any kind subsequent to a business combination. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation and failure to complete a business combination within the allotted time, or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DETERMINATION OF OFFERING PRICE

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative of the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants comprising the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the representative is unable to compare our financial results and prospects with those of public companies operating in the same industry.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective pro rata ownership of our issued and outstanding shares of common stock upon consummation of the offering.

CAPITALIZATION

The following table sets forth our capitalization at July 31, 2006 and as adjusted to give effect to the sale of our units in this offering and in the private placements and the application of the estimated net proceeds derived from the sale of our units:

	July 31, 2006
	Actual	As Adjusted(1)
Deferred compensation payable to underwriters	$—	$2,400,000
Notes payable to stockholders	100,000	—
Accounts payable	3,380

Total debt	103,380	2,400,000

Common stock, $0.0001 par value, 0 and 2,499,000 shares that are subject to possible conversion, shares at conversion value(2)	—	19,342,260

Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 2,500,000 shares issued and outstanding; 10,201,000 shares issued and outstanding (excluding 2,499,000 shares subject to possible conversion), as adjusted	250	1,020
Additional paid-in capital	19,750	55,866,960
Deficit accumulated during the development stage	(3,380)	(3,380)
Subscriptions receivable	(400)	(400)

Total stockholders’ equity	16,220	55,864,200

Total capitalization	$119,600	$77,606,460

(1)	Excludes the $100 purchase price for the purchase option to be issued to I-Bankers Securities, Inc.
(2)	If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion for cash of up to approximately 24.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account representing the net proceeds of this offering ($73,400,000) inclusive of any interest thereon (net of taxes payable and up to $2,200,000 of interest earned on the trust account that may be released to us), calculated as of the record date for determination of stockholders entitled to vote on the proposed business combination, plus the deferred underwriting discounts and commissions ($2,400,000), plus the private placement proceeds ($1,600,000), divided by the number of shares sold in this offering.

The shares of common stock to be outstanding in the “As Adjusted” column excludes up to 1,500,000 shares of common stock underlying units that could be sold to the underwriters upon exercise of their option to purchase additional units to cover over-allotments.

You should read this information in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our financial statements and related notes appearing elsewhere in this prospectus.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted for cash), by the number of outstanding shares of our common stock.

At July 31, 2006, our net tangible book value was approximately $5,921, or approximately $0.00 per share of common stock. After giving effect to the sale of 10,000,000 units we are offering by this prospectus, the 200,000 units in the private placements, and the deduction of underwriting discounts and commissions and estimated expenses of this offering and the private placements, our pro forma net tangible book value at July 31, 2006 would have been $55,864,200 or $5.48 per share, representing an immediate increase in net tangible book value of $5.48 per share to the existing stockholders and an immediate dilution of $2.52 per share, or 31.5%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $19,342,260 less than it otherwise would have been because, if we effect a business combination, the conversion rights to the public stockholders may result in the conversion for cash of up to approximately 24.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the net proceeds in the trust account inclusive of any interest (net of taxes payable) calculated as of the record date for determination of stockholders entitled to vote on the proposed business combination, except up to $2,200,000 of interest income that may be released to us to fund our working capital requirements, plus the $2,400,000 in deferred underwriting discounts and commission, plus the $1,600,000 proceeds from the private placement units, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	$—
Increase attributable to new investors and private placement sales	$5.48

Pro forma net tangible book value after this offering		$5.48

Dilution to new investors		$2.52

If the underwriters’ over-allotment option is exercised in full, there will be an increase in net tangible book value to $5.67 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $2.33 per share to new investors.

The pro forma net tangible book value after this offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$5,921
Proceeds from this offering	73,590,240
Proceeds from the private placements	1,600,000
Offering costs paid in advance and excluded from net tangible book value before this offering	10,299
Less: Proceeds held in trust subject to conversion for cash ($77,400,000 x 24.99%)	19,342,260

$55,864,200

Denominator:
Shares of common stock outstanding prior to this offering	2,500,000
Shares of common stock included in the units offered	10,000,000
Shares of common stock included in the private placements	200,000
Less: Shares subject to conversion (10,000,000 x 24.99%)	(2,499,000)

10,201,000

The following table sets forth information with respect to our existing stockholders and the new investors, assuming none of the new investors exercise conversion rights:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	2,500,000	19.7%	$20,000	0.025%	$0.008
Private placement investors	200,000	1.6%	$1,600,000	1.960%	$8.00
New investors	10,000,000	78.7%	$80,000,000	98.015%	$8.00

Total	12,700,000	100.0%	$81,620,000	100.0%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes contained elsewhere in this prospectus. This discussion contains forward-looking statements, the accuracy of which involves risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in “Risk Factors” starting on page 13 and elsewhere in this prospectus.

We were formed on April 13, 2006, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination in the life sciences sector in India. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock and debt, in effecting a business combination.

The issuance of additional shares of our common stock or any of our shares of preferred stock:

•	may significantly reduce the percentage equity ownership of our stockholders;

•	may result in a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to the common stock;

•	may adversely affect the voting power or other rights of holders of our common stock if we issue preferred stock with dividend, liquidation, compensation or other rights superior to the common stock; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues, after a business combination, were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we will have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security were payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the private placement units, after deducting offering expenses of approximately $6,409,760, including $800,000 for the underwriters’ non-accountable expense allowance of 1% of the gross proceeds, and underwriting discounts and commissions of approximately $5,200,000, or $5,980,000 if the over-allotment option is exercised in full, will be approximately $75,190,240, or $86,410,240 if the over-allotment option is exercised in full. Of this amount, $75,000,000, or $86,160,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining approximately $190,240, or $250,240 if the underwriters’ over-allotment option is exercised in full, will not be held in trust. Additionally, $2,400,000, or $2,760,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the deferred underwriting discounts and commissions will be deposited in the trust account. The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our dissolution. In the event that we consummate a business combination, the proceeds held in the trust account will be used for the following purposes:

•	payment of the purchase price for and remaining expenses of the business combination including reimbursement of any remaining expenses to our officers and directors;

•	payment of $7.74 per share (plus any remaining net interest) to holders of up to 24.99% of the shares of common stock sold in this offering who vote against the business combination and exercise their conversion rights;

•	payment of the deferred underwriting discounts and commissions plus interest thereon;

•	payment of any finders’ fees or professional fees and costs to unaffiliated third parties;

•	payment of any fees and costs we may incur in connection with any equity or debt financing relating to the business combination; and

•	funding the operations of the target business or effecting other acquisitions, as determined by our board of directors at that time.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $425,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination and preparation and filing of the related proxy statement, approximately $180,000 for office space and administrative services and support payable to an affiliated entity ($7,500 per month for 24 months), $150,000 for legal fees related to this offering not payable at the closing ($25,000 per month for six months), $325,000 for due diligence investigations of prospective target businesses, $350,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $375,000 for general working capital that will be used for miscellaneous expenses, reserves and director and officer liability insurance premiums. Up to $2,200,000 of the interest earned on the trust account will be released to us to fund our working capital requirements. We intend to use these funds to cover expenses that exceed the $190,240 we initially will have available outside of the trust account. A portion of the interest income derived from investment of these net proceeds during this period will be paid to us periodically as described in this prospectus and used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. The interest rate earned on the trust account will be the prevailing interest rate on short-term U.S. treasury securities and money market funds that comply with certain conditions under Rule 2a-7 of the Investment Company Act of 1940. These rates will vary from time to time. As of the date of this prospectus, the yield on such a compliant money market fund was approximately 5% per annum. Based on such prevailing rates, we believe that the income received by the trust account will be sufficient to provide the contemplated amount of working capital. However, this offering is not intended for persons who are seeking a return on investments in government securities. The escrow account and the purchase of government securities for the account is intended as a holding place for funds pending the earlier to occur of either (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this account.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

We do not currently have an agreement with any party with respect to the payment of finder’s or broker’s fees. If we agree to pay such fees in the future, such fees will be negotiated on an arms length basis.

As of the date of this prospectus, certain of our officers and directors and their affiliates have advanced a total of $200,000 to us for payment of offering expenses on our behalf. Such loans are payable with 5% annual interest on the earlier of March 1, 2007 and the consummation of this offering. The loans will repaid out of the proceeds of this offering not placed in trust.

Certain of our officers and directors and their affiliates and our special advisor have committed to purchase 200,000 units at $8.00 per unit (for an aggregate purchase price of $1,600,000) from us. These purchases will take place on a private placement basis immediately prior to the consummation of this offering and all of the proceeds of such units will be placed in the trust account.

The payment to Johnson and Colmar, an affiliate of Craig Colmar, our Secretary and Treasurer and a member of our board of directors, of a monthly fee of $7,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space in Chicago, Illinois. This arrangement is being agreed to by Johnson and Colmar for our benefit and is not intended to provide Mr. Colmar compensation in lieu of a salary. We believe, based on rents and fees for similar services in Chicago, that the fee charged by Johnson and Colmar is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee.

The Company has agreed to sell to I-Bankers Securities, Inc., or its designees, for $100, an option to purchase up to 500,000 units (5% of the units sold in this offering) in the aggregate. The units issuable upon exercise of this option are identical to those offered in this offering, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25 (125% of the exercise price of the warrants included in the units sold in this offering). This option is exercisable at $10.00 per unit (125% of the price of the units sold in this offering) commencing on the later of the consummation of a business combination or one year from the date of this prospectus. This option expires five years from the date of this prospectus. In lieu of the payment of the exercise price, this option may be converted into units on a net-share settlement or cashless exercise basis to the extent that the market value of the units at the time of conversion exceeds the exercise price of this option. The option may only be exercised or converted by the option holder and cannot be redeemed by us for cash.

The sale of this option to the representative of the underwriters is expected to be accounted for as an equity transaction in accordance with Emerging Issues Task Force No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock, and therefore would be measured at its fair value on the date of the sale in accordance with Statements of Financial Accounting Standards No. 123 (revised 2004), Share-based Payment, which would result in an increase in our cash position and shareholders’ equity by the $100 proceeds from the sale. We have determined based upon a trinomial model that the estimated fair value of the option on the date of sale would be approximately $5.89 per unit or an aggregate of $2,945,000 assuming an expected life of five years, volatility of 100% and a risk-free interest rate of 5%. Although we used an expected life of five years, if we do not consummate a business combination within the prescribed time period and liquidate the company, this option would become worthless. Given that the parameters used in the computation of the fair value of this option change over time, the actual fair value of this option on the date of sale is expected to be different from the estimated fair value computed above.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company formed on April 13, 2006 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more target businesses with operations primarily in India. Our management will make the determination that a target business has operations primarily in India by considering the locations of the physical operations, management and other employees, the principal executive offices and other physical establishments. Given the experience of our management team, we intend to seek targets within the life sciences sector of the Indian economy. We will, however, consider acquisitions outside of the life sciences sector if such acquisitions become available to us on attractive terms. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering, and other than attempting to locate a target business we have no plan of operation for the remainder of 2006. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering.

The initial business combination must be a transaction with one or more operating businesses having primary business operations located in India and in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of our net assets (exclusive of the deferred underwriting discounts and commissions) at the time of the business combination. Our initial business combination may involve the simultaneous acquisition or merger of more than one target business.

Focus on India

We believe that a number of favorable factors combine to make India a uniquely desirable country in which to target business acquisitions. India has entered an era of rapid economic growth and is developing a large and increasingly prosperous middle class. The Indian economy is transitioning from traditional farming and handicrafts to modern agriculture, modernized industries and services. India has become one of the world’s largest democracies, and in recent years, has undergone significant deregulation of certain sectors of its economy. According to the World Factbook published by the U.S. Central Intelligence Agency (updated as of September 7, 2006), India is the world’s second most populous country and the Indian economy has posted an average annual growth rate of over 7% since 1994, and has become the fifth largest economy in the world. According to the World Factbook, the Indian economy is estimated to have had a Gross Domestic Product in 2005 of approximately $3.6 trillion (purchasing power parity) and grew at a rate of approximately 7.6%.

Life Sciences Sectors in India

Although our acquisition strategy is not limited to any particular industry, we intend to focus on target businesses in the life sciences sector. It is commonly known that India has become a major global resource for performance of a variety of services. We believe that the intersection of high value-added outsourcing with the growing life sciences industry presents a unique opportunity to acquire companies in India that are positioned to benefit from increases in the outsourcing of important life sciences activities. The attractiveness of life science companies in India is evidenced by the location in India of the largest number of United States Food and Drug Administration approved plants of any country outside the United States. Moreover, in 2006, the FDA opened its first office outside the United States in Mumbai, India to accommodate an expected increase in Indian facilities and Indian-sourced products seeking FDA approval. Acquisition opportunities in India include, but are not limited to companies engaged in the following businesses:

•

Drug Research and Clinical Trials.    Pharmaceutical companies in the United States and Europe face high barriers to obtaining marketing approval for new products, both locally and in major markets abroad. In particular, in the United States, the FDA requires costly and time-consuming clinical trials to demonstrate new product safety and efficacy. Recently, India has become a major center for administering these clinical trials. The main attraction of India is the potential to save time and money, with drug tests requiring significantly less time and cost than would be involved in Europe or the United States. The presence of skilled clinicians and low-cost data management capabilities has accelerated India’s growing attractiveness. Additionally, India’s diverse patient population facilitates rapid recruitment of patients into human clinical trials. India’s established information technology industry may also allow life science companies to build new related business lines such as bioinformatics and clinical data management. In recognition of these benefits, many large pharmaceutical companies now systematically include India as a site for their clinical trials, and several leading contract research organizations and universities conduct clinical trials in India on a regular basis.

•	Manufacturing of Drugs and Drug Products. India has become a major center for the manufacture of drugs (active therapeutic agents) and drug products (the medium in which drugs are delivered). As healthcare costs in the fully-developed world continue to escalate, purchasers of drugs and drug products constantly seek ways to manage costs. Many governments have attempted to control costs by enacting legislation promoting the use of generic drugs. Despite these measures, drug costs continue to rapidly rise. India offers many cost advantages associated with manufacturing drugs and drug products. Moreover, many Indian manufacturers are considered by major pharmaceutical companies and drug distributors as high-quality providers. In addition to traditional reengineering expertise, we believe that Indian drug manufacturing companies have the opportunity to duplicate the experience of the information technology sector, by moving up the value scale from provider to innovator by actively engaging in discovery and development of new molecules within collaborative structures with major developed-world pharmaceutical companies.

•	Medical Devices. Medical devices include basic hospital products such as syringes and catheters as well as advanced devices such as implantable defibrillators, neurotransmitters and artificial discs. As the cost of development, production and supply of medical devices continues to present challenges to payors for medical treatment in the developed world, India is playing an increasingly significant role in the supply of these medical technology products. Indian manufacturers of medical technology products are capable of reducing the cost of already-approved products and bringing new technologies and products to market at a fraction of the cost of competitors in the fully-developed world. Additionally, because research and development is one of the most important ingredients to a medical technology company’s success, the availability in India of a large base of technically-trained research and development workers and managers further supports the attractiveness of medical technology companies located in India.

•	Diagnostic Products and Services. The diagnostic instruments and supplies sector includes clinical chemistry, immunoassays, molecular diagnostics and instrumentation for automation. Medical care providers in the fully-developed world are highly aware of the role that increases in the accuracy and reliability of diagnostic tools can play in controlling healthcare costs, as early and conclusive diagnoses of numerous diseases can dramatically reduce the expense of treatment while increasing the probability of successful outcomes. We believe that India’s cost advantages and the abundance of technically-trained workers will combine to propel the growth of low-cost diagnostics design and manufacturing in India. In addition, the provision of diagnostic services is emerging as a growth industry in India, as evidenced by the rise in “medical tourism” and telemedicine services, including the rapidly-expanding teleradiology industry, in which radiological images such as X-rays are instantly transmitted to diagnostic centers in India from numerous countries in electronic form where they are analyzed and interpreted in a written report at significantly lower cost than in the United States, Europe or Japan.

•

Biofuels.    Energy costs, and in particular the cost of petroleum fuels are a global problem, and one that will become acute in India as its middle class expands and rapid industrialization strains the country’s energy sector. One potential solution to this problem may be biofuels, including ethanol, butanol and biodiesel. Among the economic benefits from ethanol and biodiesel are support to the agriculture sector and employment opportunities in plantation and processing. Further benefits from use of biofuels are improved air quality and greenhouse gas mitigation. While certain biofuels such as ethanol may require modifications in existing engines, biodiesel can be easily used without modifications. Biodiesel doesn’t need a separate infrastructure for storage and dispensing, and it is safe to handle. The Indian government has introduced several programs to promote the planting and growing of Jatropha, a source of biodiesel.

•	Agricultural Biotechnology. Developed countries seek to maintain their abilities to feed their populations while moving towards an environmentally-sensitive agricultural model; India and other developing countries strive to feed more people on the same land area while using less water and nutrients and protecting crops from pests. The application of biotechnology to improve crop plants is one of the most promising options to solve both of these problems. The application of biotechnology to basic grains like corn, maize and wheat has quadrupled yields. The economic impact of the introduction of genetically modified crops to India could be significant; from mitigating food import dependency, to India becoming a player in the world food market. The total area in India in which genetically modified crops have been planted has risen significantly in recent years. For example, following the introduction of insect-resistant cotton in India in 2002, farmers who planted this cotton variety experienced significant increases in profits and yields, while also reporting decreases in pesticide use. Agricultural biotechnology also offers the opportunity to free marginal and subsistence farmers from their dependency on government assistance and to increase production. The introduction of new crop varieties with insect and herbicide resistant genes is quickly changing the landscape of agriculture in many countries. Pests can be eliminated with little or no spray of pesticides, and weeds can be killed without damaging crops with the spray of herbicide in genetically engineered crop varieties. Genetically engineered crop varieties are environmental friendly with reduced chemical use as an added benefit.

Our Management Team

Our management team and board of directors have significant experience starting, financing, acquiring, growing and operating life sciences companies. In addition, members of our management team and board of directors have senior operational experience and, in addition to helping identify and evaluate a potential target, will be available to assist with company operations following the business combination.

Effecting a Business Combination

General

To date, we have not selected any target business for a business combination. Moreover, neither we nor any of our affiliates, agents or representatives has had any contact or discussions, directly or indirectly, with representatives of any other company regarding a potential business combination with such company nor have we, nor any of our affiliates, agents or representatives, been approached, directly or indirectly, by any potential candidates (or representatives of any potential candidates) with respect to such a transaction or by any unaffiliated party with respect to a potential candidate or a potential transaction with such a candidate. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable candidate for a proposed business combination with us.

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination involving one or more operating businesses in India. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without having the opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with one or more operating businesses that do not need substantial additional capital but desire to establish a public trading market for their shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself. We believe these include certain time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve one or more companies that may be financially unstable or in their early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business

To date, we have not selected any target businesses for a business combination. Subject to the requirement that our initial business combination must be with one or more operating businesses in India that, collectively, have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective target acquisition. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established operations, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

Our officers, directors and stockholders, as well as their affiliates, will bring to our attention target business candidates through their contacts, including investment bankers, venture capital funds, representatives of life sciences and other India-based companies or through their prior or future business dealings and networking with such companies. We anticipate that target business candidates will also be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. These sources may become aware of our desire to effect a business combination by a variety of means, such as publicly available information relating to this offering, any press release we may issue upon closing of this offering, or communications among such sources. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. While we may pay fees or compensation to third parties for their efforts in introducing us to potential target business, in no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated (including Ventureast APIDC, with whom our President and Chief Executive Officer is affiliated), be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination other than the $7,500 per month administrative fee to Johnson and Colmar, reimbursable out-of-pocket expenses payable to our officers and directors, or in connection with bona fide services to be rendered to us that (i) are expressly approved by a majority of our disinterested directors, (ii) are legitimately required by us and would otherwise be provided by a third party, and (iii) all fees and compensation to be paid to any existing stockholder or its affiliate are determined on an arm’s length basis and in good faith and such fees and compensation are customarily charged by unrelated third party service providers of a similar nature. Finders’ fee arrangements and other compensation payable to such firms are often based on a percentage of the total consideration paid in an acquisition transaction, but may instead entail payment of a fixed fee. These fees or compensation frequently range from approximately 1% to 5%. Such compensation may be payable in cash or in the form of securities to be issued by us. The terms of any such arrangements, which may include payment in cash or securities or a combination thereof, will be negotiated with such persons on an arm’s length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with operations in India that has a fair market value that is at least 80% of our net assets at the time of such acquisition (exclusive of any proceeds attributable to the deferred underwriting discounts and commissions), our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. We will seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refuses to execute such agreement, it is unlikely we would continue negotiations with such target business due to the possibility that such target business would seek to bring a claim against the trust account. We will also seek to structure the tax aspects of any potential business combination as favorably as possible to our company and our stockholders, although we cannot assure you that we will be able to achieve such result.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, including any amount held in the trust account subject to the conversion rights described below, but exclusive of any proceeds attributable to the deferred underwriting discounts and commission and interest thereon, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. To this end, we may seek to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate such a business combination although we have not entered into any such arrangement and do not currently anticipate effecting such a financing arrangement. However, if we did, such arrangement would only be consummated simultaneously with the consummation of the business combination. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board of directors is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Probable lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, initially it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities that may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that Messrs. Venkatadri, Murthy and Colmar will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. It would be more likely that current members of management would remain with us, if they chose to do so, if we:

•	acquire a target business in an all-cash transaction rather than a merger in which the stockholders of the target company control the combined company following the business combination; or

•	the business combination is structured as the acquisition of one or more banks using a holding company structure in which we were the surviving holding company.

In making the determination whether current management should remain with us following the business combination, our board of directors will analyze the experience and skills of management of the target business and, if it is believed that it is in the best interests of the combined company, negotiate as part of the business combination that certain members of current management remain with the combined company. If our current management desires to be retained by us post-business combination as a condition to any potential business combination, our current management may have a conflict of interest.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business and the terms of any proposed employment or other agreements with members of our current management and their affiliates.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, including those included in the private placement units, in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 25% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted into cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to the shares of common stock owned by them prior to this offering, including any private placement units acquired, but will have such rights with respect to shares purchased by them in the offering or aftermarket. The actual per-share conversion price will be equal to the amount of net proceeds in the trust account ($73,400,000) inclusive of any interest thereon (net of taxes payable) calculated as of the record date for determination of stockholders entitled to vote on the proposed business combination, except up to $2,200,000 of interest income that may be released to us to fund our working capital requirements, plus the $2,400,000 in deferred underwriting discounts and commissions, plus the $1,600,000 proceeds from the private placement units, divided by the number of shares sold in this offering. Without taking into account interest earned on the net proceeds held in the trust account, the initial per-share conversion price would be $7.74 or $0.26 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted for its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock for their share of the trust account still have the right to exercise any warrants they still hold.

We will not complete any business combination if public stockholders owning 25% or more of the shares sold in this offering exercise their conversion rights. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 24.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward.

Investors in this offering who do not sell, or who receive less than an aggregate of $0.26 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $7.74 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our amended and restated certificate of incorporation (a) provides that our corporate powers will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities and (b) requires that our board of directors within 15 days adopt a resolution finding our dissolution advisable and provide notice as soon as possible thereafter of a special meeting of stockholders to vote on our dissolution. Pursuant to Delaware law, our dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. We will promptly prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the federal securities laws, which proxy statement will be required to be submitted to and reviewed by the Securities and Exchange Commission, and thereafter forward the proxy statement and notice of meeting to our stockholders no less than 10 nor more than 60 days prior to our special meeting of stockholders soliciting stockholder votes with respect to our dissolution. In the event that we do not initially obtain approval for our dissolution by stockholders owning a majority of our outstanding common stock, we will continue to take all reasonable actions to obtain such approval, which may include adjourning the meeting from time to time to allow us to obtain the required vote and retaining a proxy solicitation firm to assist us in obtaining such vote. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or ever approve our dissolution. If we are not able to obtain approval from a majority of our stockholders, we cannot dissolve and liquidate and we will not be able to distribute funds from our trust account to public stockholders and these funds will not be available for any other corporate purpose.

We anticipate that our liquidation will occur pursuant to Section 281(b) of the Delaware General Corporation Law and, in this event, our board of directors will be required under Section 281(b) to adopt, within such three year period, a plan of distribution pursuant to which we shall pay or make reasonable provision to pay all existing claims and obligations of the corporation, all contingent, conditional or unmatured contractual claims, claims subject of a pending suit, and claims that are likely to arise or become known within 10 years after our dissolution. Our plan of distribution will provide that we will pay or reserve for such claims from our funds not held in trust. Our directors and officers will be responsible to ensure that the funds in the trust account are not reduced by claims of our vendors and service providers in the event of our dissolution and liquidation. Our board of directors intends to adopt a plan of distribution and to distribute the funds held in trust and any of our remaining assets to public stockholders as promptly as practicable following our dissolution. Until adoption of our plan of distribution and distribution of the funds held in trust, which we anticipate will be accomplished within six months following board approval of our dissolution, the funds will remain in trust and held by the trustee in permitted investments.

Assuming our dissolution is approved by our stockholders in accordance with Delaware law, public stockholders will be entitled to receive their proportionate share of the trust account (including any interest not released to us, net of taxes, and the deferred underwriting discounts and commissions). In addition, such holders will be entitled to receive a pro rata portion of our remaining assets not held in trust, less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. Our corporate expenses are expected to be primarily associated with preparation for and conduct of our special meeting of stockholders and our continuing public reporting obligations, including legal services, proxy soliciting firms, services of our independent registered public accounting firm as well as legal fees we may incur in the event of disputes with any claimants or creditors. Our directors and officers will be responsible to ensure that the funds in the trust account are not reduced by claims of our vendors and service providers in the event of our dissolution and liquidation. To the extent that funds reserved to pay liabilities or obligations are not subsequently used for such purpose, the funds will be available for distribution to our public stockholders or for ongoing corporate expenses including costs of our liquidation during our remaining existence.

Our existing stockholders have waived their rights to participate in any distribution with respect to shares of common stock owned by them immediately prior to this offering upon our liquidation prior to a business combination. In addition, the representative of the underwriters has agreed to forfeit any rights to or claims against the portion of the trust account attributable to the deferred underwriting discounts and commissions in the event we do not timely complete a business combination and dissolve and distribute the funds held in the trust account upon our liquidation. There will be no distribution from the trust account with respect to our warrants, which will expire worthless in the event of our liquidation.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If a corporation following its dissolution complies with the statutory procedures set forth in Section 280 of the Delaware General Corporation Law, intended to ensure that the corporation makes reasonable provision for all claims against it, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. The procedures in Section 280 include a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions may be made to stockholders. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our public stockholders could potentially be liable for any claims to the extent of distributions (but not more) received by them in a dissolution and any liability of our public stockholders may extend well beyond such dissolution.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors and we could be required to pay our creditors prior to making any distributions to the public stockholders. Although we will seek to have all vendors and service providers execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for our benefit and the public stockholders, there is no guarantee that we will be able to obtain such agreements or that even if such agreements are executed, that such agreements would prevent claims against the trust account. Our primary consideration in determining whether to enter into an agreement with persons who refuse to execute such a waiver will be whether there is a suitable alternative provider, the expected aggregate contract amount and our assessment of the potential risk to the trust account. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors or service providers (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. In addition, we will require any target business execute agreements with us waiving any claim or enforce any right, title, interest or claim of any kind in or to any monies held in the trust account. In addition, our officers and directors, severally, have agreed in accordance with their respective beneficial ownership interests in us, to be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of any vendor or service provider that is owed money by us for products sold or services rendered to us if we are unable to complete a business combination and are required to liquidate the company. Based on information we have obtained from such individuals and other available information, we currently believe that such persons are of substantial means and capable of funding any reasonably anticipated shortfall in our trust account even though we have not asked them to reserve for such an eventuality. As a result, management believes the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is remote. However, we cannot assure you that our directors and officers will be able to satisfy those obligations. Accordingly, we cannot assure you that the actual per share liquidation price will not be less than $7.74 per share due to claims of creditors.

Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if: (i) it is approved by a majority of the shares of common stock voted by the public stockholders, and (ii) public stockholders owning less than 25% of the shares sold in this offering exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account representing the offering net proceeds of $73,400,000 held in trust and the interest earned thereon that was not released to us (net of taxes), plus the $2,400,000 of deferred underwriting discounts and commissions and plus the gross proceeds of $1,600,000 from the private placements; and

•	if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, in accordance with our certificate of incorporation:

•	our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•	our board will be required to adopt, within 15 days thereafter, a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding our dissolution advisable and provide notices to our stockholders as required by Section 275(a) as promptly thereafter as possible; and

•	in the event stockholders owning a majority of our outstanding common stock approve our dissolution, we must promptly adopt a plan of distribution which provides that only the public stockholders shall be entitled to receive liquidating distributions.

Our amended and restated certificate of incorporation prohibits the amendment of the above-described provisions until the consummation of a business combination. However, the validity of provisions prohibiting amendment of the certificate of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Since August 2003, based upon publicly available information as of September 30, 2006, approximately 69 similarly structured blank check companies have completed initial public offerings. Of these companies, only 9 companies have consummated a business combination, while 23 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 37 blank check companies that have completed initial public offerings in the United States with more than $2.7 billion in trust that are seeking to carry out a business plan similar to our business plan. While some of those companies have specific industries or geographies that they must complete a business combination in, a number of them may consummate a business combination in any industry or geographic location they choose. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert for cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants and the underwriter purchase option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 300 South Wacker Drive, Suite 1000, Chicago, Illinois. The cost for this space is included in the $7,500 per-month fee Johnson and Colmar will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and Johnson and Colmar. We believe, based on rents and fees for similar services in the Chicago metropolitan area, that the fee charged by Johnson and Colmar is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our officers, adequate for our current operations.

Legal Proceedings

We are not a party to any pending legal proceedings.

Employees

We have three officers. These individuals are not obligated to devote any specific number of hours to our matters and each intends to devote only as much time as he deems necessary to our affairs. Our officers are also involved with business ventures other than our company. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination. As discussed elsewhere herein, our management will be active in locating target businesses, responding to inquiries, and performing due diligence on suitable target businesses. See “Management.”

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$77,400,000 of the net offering and private placement proceeds will be deposited into an interest-bearing trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $73,400,000 of the net proceeds payable to us in the offering, $1,600,000 of gross proceeds payable to us in the private placements and $2,400,000 of the proceeds attributable to the deferred underwriting discounts and commissions.	$66,060,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker- dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The net offering proceeds held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or other high-quality, short-term interest-bearing investments meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least 80% of our net assets at the time of the business combination (excluding the portion of the trust account and interest thereon attributable to the underwriting discounts and commissions).	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless I-Bankers Securities, Inc. informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if I-Bankers Securities, Inc. has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account.

However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	A business combination must occur within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period). If a business combination does not timely occur, our corporate purposes and powers will automatically be limited to effecting and implementing our dissolution and liquidation.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Interest on deposited proceeds	Up to $2,200,000 of the interest earned on the net proceeds held in the trust account (net of taxes payable on such interest) may be released to us to cover a portion of our operating expenses. Any interest earned on the portion of the trust account representing the net proceeds of this offering that is not released to us will be for use in completing a business combination or released to investors pro rata upon exercise of their conversion rights or released to the underwriters as to interest earned on the deferred discounts and commissions or to investors upon our liquidation in the event of our failure to timely effect a business combination.	Interest or dividends on proceeds held in the escrow account, if any, would be held for the sole benefit of the purchasers of the securities.

MANAGEMENT

Directors and Officers

The following table sets forth certain information with respect to our directors and officers.

Name	Age	Position
Narayanan Vaghul(1)	70	Chairman of the Board and Director
Bobba Venkatadri	62	President, Chief Executive Officer and Director
Nalluru Murthy	47	Executive Vice President and Director
Craig Colmar	54	Secretary, Treasurer and Director
Sarath Naru(1)	50	Director
Edmund Olivier	68	Director

(1)	Member of the audit committee.

Narayanan Vaghul has served as one of our directors and our Chairman of the Board since July 2006. Mr. Vaghul is currently Chairman of the Board of ICICI Bank Limited, the second largest bank in India, which he joined in October 1985 as Chairman and Chief Executive Officer. Mr. Vaghul relinquished his position as Chief Executive Officer at ICICI in May 1996. At ICICI, Mr. Vaghul was instrumental in starting an investment bank, a commercial bank, a venture capital company and an asset management company, as part of the ICICI group. From August 1978 to December 1980, Mr. Vaghul served as Executive Director of Central Bank of India and from January 1981 to December 1983, Mr. Vaghul served as the Chairman of the Board of the Bank of India. He currently serves on the Board of Directors of Mittal Steel, WIPRO Limited, Apollo Hospitals, Mahindra and Mahindra Limited and Nicholas Piramal. Mr. Vaghul has a B.Com degree from Madras University.

Bobba Venkatadri has served as one of our directors and our President and Chief Executive Officer since July 2006. From June 2003 to September 2006, Mr. Venkatadri was Senior Vice President of Operations of Aradigm Corporation, a developer of drug delivery systems. Mr. Venkatadri is currently the part-time President of Napo India Private Limited, a division of Napo Pharmaceuticals, Inc. Mr. Venkatadri is also a General Partner of Ventureast APIDC, an Indian early-stage venture capital fund. From January 2001 to May 2003, Mr. Venkatadri was the Executive Vice President of Diosynth RTP, Inc., a Division of Akzo Nobel and manufacturer of active pharmaceutical ingredients. From November 1995 to December 2000, Mr. Venkatadri served as President of Molecular Biosystems, Inc., a developer of imaging agents used in echocardiography listed on the New York Stock Exchange (acquired in 2000 by Alliance Pharmaceutical Corporation) where he also served as Chief Operating Officer until becoming Chief Executive Officer in May 1997. From March 1992 to October 1995, Mr. Venkatadri was Executive Vice President of the Pharmaceutical Division of Centocor, Inc. Prior thereto and beginning in 1967, Mr. Venkatadri held various positions at Warner-Lambert, Inc. including serving as Vice President of Operations, President of Warner-Lambert, Indonesia from May 1988 to October 1990 and as Vice-President of Warner-Lambert, Puerto Rico from November 1990 to February 1992. Mr. Venkatadri has an MBA degree from Fairleigh Dickinson University of New Jersey and an MS in Pharmacy from Andhra University of India.

Nalluru Murthy has served as one of our directors and Executive Vice President since July 2006. Mr. Murthy is the Chief Executive Officer of ACM Business Solutions, LLC, which he founded in October 2004. ACM Business Solutions, LLC provides technology-based staffing and consulting services as well as scanning and data entry solutions. Mr. Murthy is also the principal owner of MZI Healthcare, LLC, a software provider for the independent physician associations, managed service organizations and other healthcare organizations. From October 2002 to September 2004, Mr. Murthy served as Chief Executive Officer of Metamor Enterprise Solutions, LLC, a provider of enterprise resource planning services. From October 1996 to December 1997, Mr. Murthy was Vice President of International Recruiting of Metamor Worldwide, a publicly held Houston based company. At Metamor Worldwide, Mr. Murthy established the international recruiting division, where he was instrumental in, among other things, the acquisition of a large India-based software company. In March

1991, Mr. Murthy founded On-Line Resources, Inc., a provider of computer programming consultancy services, where he served as Chief Executive Officer until September 1996, when it was acquired by Metamor Worldwide. Mr. Murthy has an BS degree in Engineering from Osmania University in India and a MS degree in Industrial Engineering from National Institute for Training in Industrial Engineering (N.I.T.I.E.) in Mumbai, India.

Craig Colmar has served as one of our directors and as our Secretary and Treasurer since April 2006. Mr. Colmar is currently an attorney at law at Johnson and Colmar, a firm focusing on business and securities law. At Johnson and Colmar, he represented clients on numerous mergers and acquisitions ranging in size from several million dollars to over four hundred million dollars, as well as numerous private and public debt and equity financings. In 1998, Mr. Colmar served as a member of the group responsible for the creation and public financing of Quanta Services, Inc., a company formed through the combination of several private utility infrastructure contractors, which is listed on the New York Stock Exchange, and in 2006, Mr. Colmar was co-founder and member of the group responsible for the creation and public offering of Digital Music Group, Inc., an Internet distributor of digital music, which is listed on NASDAQ. Mr. Colmar has a JD from Northwestern University School of Law and a BA in economics from Northwestern University. Mr. Colmar is the brother of Steve Colmar, who is the sole director and officer of Business Ventures Corp., an existing stockholder and a lender under the management loans and a purchaser of the private placement units.

Sarath Naru has served as one of our directors since July 2006. Mr. Naru is currently the Managing Director of APIDC-Venture Capital Limited, which he joined in November 1994. At APIDC-Venture Capital Limited Mr. Naru has led the formation and investment of several venture capital funds including India’s first life-sciences focused fund, The Biotechnology Venture Fund, and one of the first funds in India with ties to an academic and R&D institution, Ventureast Tenet Fund. From 1987 through 1994, Mr. Naru worked at the Madras Group, an outsourcing company engaged in outsourcing of fashion goods, engineering components and services which he founded. From 1983 through 1987, Mr. Naru was with Procter & Gamble in brand management. Mr. Naru has an MBA degree from the Graduate School of Business, University of Chicago and an Engineering degree from the Indian Institute of Technology, Madras. Mr. Naru indirectly controls Marillion Pharmaceuticals India Pvt. Ltd., an existing stockholder and a lender under the management loans and a purchaser of the private placement units. Marillion Pharmaceuticals India Pvt. Ltd. is a portfolio company of The Biotechnology Venture Fund, which is managed by APIDC-Venture Capital Limited.

Edmund Olivier has served as one of our directors since July 2006. Mr. Olivier is currently a Founding General Partner of Oxford Bioscience Partners, a life-science venture capital firm which he helped form in 1993. At Oxford Bioscience Partners, Mr. Olivier has financed and managed biotechnology and healthcare venture investments for over 15 years. From 1983 to 1993, Mr. Olivier was a General Partner with Fairfield/Steuben Venture Partners investing in life science companies. Prior to entering venture capital, Mr. Olivier was Vice President of Technology and Planning in charge of corporate research, engineering, venture capital, planning and mergers and acquisitions at Diamond Shamrock Inc. (now Valero Energy Corporation, the largest refiner in North America). From 1972 to 1980, Mr. Olivier was Corporate Vice President and General Manager of the Worldwide Scientific Products Division and Vice President, Commercial Development at Corning Incorporated where he initiated Corning’s entry into industrial biotechnology. From 1965 to 1972, Mr. Olivier held a variety of positions at Conoco Chemical Company, including Managing Director, Europe. During his career, Mr. Olivier has been Chairman, President or Director of more than twenty life sciences companies. Mr. Olivier is a Director of the South Coast Repertory Theatre and a Life Fellow and Member of the National Council of the Salk Institute. Mr. Olivier has an MBA from Harvard Graduate School of Business (High Distinction) and a BS in chemical engineering from Rice University (cum laude).

Audit Committee

We established an audit committee to be effective upon the completion of this offering. Our audit committee will consist of Messrs. Vaghul and Naru, each of whom is an independent director under the American Stock Exchange’s listing standards and the rules and regulations of the Securities and Exchange Commission. The audit committee is responsible for reviewing and monitoring our financial statements and internal accounting procedures, selection of our independent auditors, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs. We intend to identify and appoint one additional independent director to our audit committee within one year after the completion of the offering.

In addition, the audit committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the audit committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Nomination to Board of Directors

Prior to the formation of a nominating committee, a majority of independent directors shall select, or recommend to the full board of directors for selection, all nominees to the board of directors.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Executive and Director Compensation

Other than Craig Colmar, no officer or any affiliate of an officer has received any cash compensation for services rendered. We have agreed to pay Johnson and Colmar, an affiliate of Mr. Colmar, a monthly fee of $7,500 for general and administrative services including office space, utilities and secretarial support. This arrangement is for our benefit and is not intended to provide Mr. Colmar, a partner of Johnson and Colmar and our Secretary and Treasurer, with compensation in lieu of salary. We believe, based on rents and fees for similar services in the Chicago metropolitan area, that the fee charged by Johnson and Colmar is at least as favorable as we could have obtained from an unaffiliated third party. However, because our directors at the time we entered into the agreement with Johnson and Colmar may not be deemed independent, we did not have the benefit of disinterested directors approving the transaction.

Other than the $7,500 fee paid to Johnson and Colmar, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers, directors and special advisors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed to be independent, we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Prior to the formation of a compensation committee, a majority of independent directors shall determine, or recommend to the full board of directors for determination, the compensation to be paid to our officers, to the extent that our officers are entitled to receive compensation.

Other than the agreement with Johnson and Colmar, there are no current agreements or understandings with any of our existing stockholders or any of their respective affiliates with respect to the payment of compensation of any kind prior to or subsequent to a business combination. However, there can be no assurance that such agreements may not be negotiated in connection with, or subsequent to, a business combination.

Special Advisor

We also may consult, from time to time, with certain individuals who have experience in the life sciences sector and company acquisitions, who we call our special advisors, each of whom may also be a stockholder of the company, who may assist us in our search for, and evaluation of, our target business and other matters relating to our operations. However, no compensation of any kind, including finder’s and consulting fees, other than reimbursement for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, will be paid to any of our existing stockholders, including our special advisors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. Our initial special advisor, who is one of our initial stockholders and has agreed to serve as special advisor without cash compensation and waived conversion and liquidation rights with respect to his shares as well as claims against the trust account, is as follows:

Rasheed Yar Khan has served as our special advisor to the board of directors since July 2006. Mr. Yar Khan has been with Saudi Economic Development Corporation (SEDCO), a leading private wealth management organization, for more than 20 years. Mr. Yar Khan is currently the Vice President of SEDCO’s Financial Investments Group where he oversees private and public equity investments with a focus on private equity investments in Asian countries. Mr. Yar Khan is also an Alternate Member of the Executive Committee of SEDCO, as well as a member of SEDCO’s Communication Committee. Mr. Yar Khan is an Advisory Committee member of Legend Partners Fund II & III, China, STIC Pioneer Fund, Korea, Ascent India Fund (Unit Trust of India). Mr. Yar Khan is also a Supervisory Committee member of The Biotechnology Venture Fund (India) and a board member of Shari’ah Committee of Alfanar Fund of Funds (United Kingdom). Mr. Yar Khan has a B. Com degree from Osmania University, Hyderabad, India.

We may identify, from time to time, additional individuals to serve as special advisors if those individuals possess a level of experience within the life sciences sectors that we believe may be beneficial to us.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, each will have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Officers.”

•	We may also determine to effect a business combination with another entity that is affiliated with one or more of our existing stockholders.

•	Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest between management and our stockholders resulting in management attempting to negotiate terms that may be less favorable to our stockholders than what they might otherwise receive.

•	Our officers and directors or their affiliates may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	Since our directors beneficially own shares of our common stock and warrants which will be released from escrow only in certain limited situations, and because they have waived their liquidation distribution rights with respect to such shares and any shares included in the units they will purchase in the private placements, our board of directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, determining how to structure the transaction and completing a business combination in a timely manner.

•	Johnson and Colmar, an affiliate of Mr. Colmar, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay Johnson and Colmar $7,500 per month for these services. Mr. Colmar is a partner of Johnson and Colmar. As a result of this affiliation, Mr. Colmar will benefit from the transaction to the extent of his interest in Johnson and Colmar. However, this arrangement is solely for our benefit and is not intended to provide Mr. Colmar with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Chicago metropolitan area, that the fee charged by Johnson and Colmar is at least as favorable as we could have obtained from an unaffiliated third party. However, because our directors at the time we entered into the agreement with Johnson and Colmar may not be deemed independent, we did not have the benefit of disinterested directors approving the transaction.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned by them prior to this offering, including any units purchased by them in the private placements, in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering and the shares included in the units being purchased in the private placements.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Such opinion will be included in each case in our proxy soliciting materials furnished to our stockholders, and we expect that such independent banking firm will be a consenting expert.

Limitations on Directors’ Liability and Indemnification

Our amended and restated certificate of incorporation and bylaws limit the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law; or

•	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties.

We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and officers for expenses, judgments, fines, penalties and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or officer or at our request.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. There is no pending litigation or proceeding involving any of our directors, officers, employees or agents. We are not aware of any pending or threatened litigation or proceeding that might result in a claim for indemnification by a director, officer, employee or agent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 28, 2006, we issued an aggregate of 2,450,000 units, each unit consisting of one share of our common stock and one warrant to purchase a share of our common stock, to the individuals set forth below and their respective nominees for $19,600 in cash, at a purchase price of $0.008 per unit, as follows:

Name	Number of Units	Relationship to Us
Marillion Pharmaceuticals India Pvt. Ltd.(1)	750,000	Stockholder
Business Ventures Corp.(2)	625,000	Stockholder
Narayanan Vaghul	125,000	Chairman of the Board and Director
Bobba Venkatadri	375,000	President, Chief Executive Officer and Director
Nalluru Murthy	312,500	Executive Vice President and Director
Craig Colmar	187,500	Secretary, Treasurer and Director
Edmund Olivier	75,000	Director

(1)	An affiliate of Sarath Naru, one of our directors, through The Biotechnology Venture Fund.
(2)	An entity controlled by Steven Colmar, the brother of Craig Colmar, one of our directors and our Secretary and Treasurer. Includes 83,333 units held for the benefit of Craig Colmar.

On July 28, we issued 50,000 units, each unit consisting of one share of our common stock and one warrant to purchase a share of our common stock, to Rasheed Yar Khan, a special advisor to our board of directors, for $400 in cash, at a purchase price of $0.008 per unit.

In addition, if we take advantage of increasing the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective percentage ownership of our issued and outstanding shares of common stock upon consummation of the offering.

On July 28, 2006, Marillion Pharmaceuticals India Pvt. Ltd., Business Ventures Corp., Bobba Venkatadri, our President and Chief Executive Officer and one of our directors, Nalluru Murthy, our Executive Vice President and one of our directors, and Rasheed Yar Khan entered into a subscription agreement to purchase an aggregate of 125,000 units from us at a purchase price of $8.00 per unit in a private placement that will occur immediately prior to this offering.

On November 13, 2006, Marillion Pharmaceuticals India Pvt. Ltd. and Trans-India Investors Limited entered into a subscription agreement to purchase an aggregate of 75,000 units from us at a purchase price of $8.00 per unit in a private placement that will occur immediately prior to this offering.

The holders of at least thirty percent of these securities will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of at least thirty percent of these securities may elect to exercise these registration rights at any time after the date on which these securities are released from escrow, which is not before the consummation of a business. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Johnson and Colmar, an entity for which Craig Colmar, our Secretary and Treasurer and one of our directors, is a partner, has agreed commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us certain administrative, technology and secretarial services, as well as the use of certain limited office space in Chicago, as we may require from time to time. We have agreed to pay Johnson and Colmar $7,500 per month for these services. Mr. Colmar is a partner of Johnson and Colmar and, as a result, will benefit from the transaction to the extent of his interest in this entity. However, this arrangement is solely for our benefit and is not intended to provide Mr. Colmar compensation in lieu of a salary. We believe, based on rents and fees for similar services in Chicago, Illinois that the fee charged by Johnson and Colmar is at least as favorable as we could have obtained from an unaffiliated person. However, because our directors at the time we entered into the agreement with Johnson and Colmar may not be deemed independent, we did not have the benefit of disinterested directors approving the transaction.

Business Ventures Corp. is an existing stockholder, holding 625,000 units (83,333 of which are held for the benefit of Craig Colmar), and is a lender under the management loans to cover offering expenses related to the offering and the private placements. The aggregate commitment of Business Ventures Corp. under such loan agreement and related promissory note is $161,480. In addition, Business Ventures Corp. has entered into a subscription agreement with us committing to purchase 42,882 units in a private placement immediately prior to the consummation of this offering. Business Ventures Corp. is a corporation owned solely by Steven Colmar. Craig Colmar is the brother of Steve Colmar.

Marillion Pharmaceuticals India Pvt. Ltd. is an existing stockholder, holding 750,000 units, and is a lender under the management loans to cover offering expenses related to the offering and the private placements. The aggregate commitment of Marillion Pharmaceuticals India Pvt. Ltd. under such loan agreement and related promissory note is $223,600. In addition, Marillion Pharmaceuticals India Pvt. Ltd. has entered into subscription agreements with with us committing to purchase an aggregate of 63,331 units in the private placements immediately prior to the consummation of this offering. Sarath Naru, one of our directors, indirectly controls Marillion Pharmaceuticals India Pvt. Ltd. In addition, Bobba Venkatadri is a consultant to an affiliated entity of Marillion Pharmaceuticals India Pvt. Ltd.

Trans-India Investors Limited has entered into a subscription agreement with us committing to purchase 51,251 units in a private placement immediately prior to the consummation of this offering. Trans-India Investors Limited is a foreign corporation owned solely by an unaffiliated person. Trans-India Investors Limited will receive the funding for such purchase commitment pursuant to loans advanced from Bobba Venkatadri, Nalluru Murthy and Edmund Olivier, one of our directors.

From our inception to date, Marillion Pharmaceuticals India Pvt. Ltd., Business Ventures Corp. and Edmund Olivier have advanced a total of $200,000 to us from the available $400,000 of management loans to cover expenses related to this offering and the private placements. Such loans are payable with 5% annual interest upon the consummation of this offering.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee, repayment of the management loans and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the private placement units and the units offered by this prospectus (assuming the purchase of the private placement units occurring immediately prior to this offering, but no purchases of the units offered by this prospectus), by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

•	each of our officers and directors; and

•	all of our officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have advised us that they have sole voting and investment power with respect to all shares of common stock held by them. Beneficial ownership for this purposes does not include the warrants held by the existing shareholders or the warrants included in any private placement units purchased by such person. In aggregate, warrants to purchase 2,700,000 shares of common stock will be outstanding prior to completion of this offering, which warrants are substantially identical to the warrants contained in the units sold in this offering.

	Amount and Nature of Beneficial Ownership		Percent of Shares Outstanding
Name and Address(1)	Before Offering and Private Placements	After Offering and Private Placements	Before Offering and Private Placements	After Offering and Private Placements
Marillion Pharmaceuticals India Pvt. Ltd.	750,000	813,331	30.0%	6.4%
Sarath Naru(2)	750,000	813,331	30.0%	6.4%
Business Ventures Corp.(3)	625,000	667,882	25.0%	5.3%
Bobba Venkatadri	375,000	394,791	15.0%	3.1%
Nalluru Murthy	312,500	328,995	12.5%	2.6%
Craig Colmar(3)	270,833	270,833	10.8%	2.1%
Narayanan Vaghul	125,000	125,000	5.0%	1.0%
Edmund Olivier	75,000	75,000	3.0%	*
All directors and officers as a group (6 persons)	1,908,333	2,007,950	76.3%	15.8%

*	Less than 1% of our outstanding shares of common stock.
(1)	Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Trans-India Acquisition Corporation, 300 South Wacker Drive, Suite 1000, Chicago, IL 60606.
(2)	Includes 813,331 shares held by Marillion Pharmaceuticals India Pvt. Ltd., an affiliate of Mr. Naru. Mr. Naru has disclaimed beneficial ownership of these shares.
(3)	Includes 83,333 shares held for the benefit of Craig Colmar by Business Ventures Corp., an entity controlled by Steven Colmar, who is Craig Colmar’s brother.

None of our existing stockholders, officers and directors has indicated to us that he or it intends to purchase units in the offering. Assuming no such securities are purchased, immediately after this offering, our existing stockholders, which include all of our officers and directors and certain of their affiliates, collectively, will beneficially own 19.7% of the then issued and outstanding shares of our common stock on a fully diluted basis. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

All of the securities outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Subject to certain limited exceptions, these securities will not be transferable during the escrow period and will not be released from escrow, until the consummation of a business combination.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

The existing stockholders have agreed to waive their respective conversion rights and rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those securities acquired by them prior to this offering, including the private placement units; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including our officers and directors, have agreed to vote all of the shares of common stock owned by them, including shares they may acquire in the offering, or in the after market, in accordance with the majority of the shares of common stock voted by the public stockholders. Accordingly, they will not be entitled to any conversion rights available to public stockholders who vote against a business combination.

Messrs. Colmar, Murthy, Naru, Olivier, Vaghul and Venkatadri are deemed to be our “promoters,” as this term is defined under the Federal securities laws.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.0001, and 5,000,000 shares of preferred stock, par value $0.0001. Immediately prior to this offering and the private placements, 2,500,000 shares of common stock and warrants to purchase 2,500,000 shares of our common stock will be outstanding, held of record by eight holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus, unless I-Bankers Securities, Inc. determines that an earlier date is acceptable and may decide to allow continued trading of the units, based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will I-Bankers Securities, Inc. allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised following the initial filing of such Form 8-K, an amended Form 8-K will be filed with the SEC to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed (i) to vote all of their respective shares of common stock beneficially owned by them prior to this offering either for or against the business combination as determined by the majority of the votes cast by the public stockholders and (ii) to vote all shares then beneficially owned by them in the event we are unable to timely complete a business combination, in favor of our dissolution and liquidation. These voting arrangements shall apply to the private placement units but not to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors other than in connection with a vote on our dissolution and liquidation. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 25% of the shares sold in this offering exercise their conversion rights discussed below.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If our dissolution and liquidation is approved by stockholders owning a majority of our common stock, public stockholders would be entitled to receive their proportionate share of the net proceeds in the trust account (including any interest not released to us, net of taxes, and the deferred underwriting discounts and commissions and private placement proceeds) plus any remaining assets less amounts we pay, or reserve to pay, for all of our liabilities and obligations. These liabilities and obligations include our corporate expenses arising during our remaining existence and the costs associated with our dissolution and liquidation. To the extent that funds reserved to pay obligations or liabilities are not subsequently used for such purpose, the funds will be available for distribution to our public stockholders. Our existing stockholders have agreed to waive their rights to share in any liquidating distribution with respect to common stock owned by them prior to consummation of this offering including any common stock underlying the private placement units in the event we are not able to timely complete a business combination. In addition, the underwriters have agreed to forfeit any rights to or claims against the portion of the trust account attributable to the underwriting discounts and commissions in the event we are not able to timely complete a business combination.

Our stockholders have no conversion, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the unsold warrants that they received as part of the units.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination, subject to the approval of I-Bankers Securities, Inc. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Immediately prior to this offering there will be 2,700,000 warrants, including the 200,000 warrants underlying the private placement units, outstanding held by nine record holders. The warrants outstanding prior to this offering are identical to the warrants underlying the units to be offered by this prospectus, including those underlying the underwriter’s unit purchase option. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	the first anniversary of the date of this prospectus.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

Provided we obtain the prior consent of I-Bankers Securities, Inc., we may call the warrants for redemption (including any warrants held by existing stockholders and those issued upon exercise of the unit purchase option issued to I-Bankers Securities, Inc.),

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price, as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his, her or its warrant prior to the date scheduled for redemption either by payment of the exercise price in cash or on a “cashless basis;” however, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made. Exercises on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of redemption. The “value” will be determined using the last sale price of the common stock for the date ending on the third business day prior to the notice of redemption to warrant holders.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless, at the time of exercise, a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our reasonable best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock or other consideration in lieu of physical settlement in shares of our common stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the representative an option to purchase up to a total of 500,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the per-unit price is 125% of the price of the securities sold in this offering and the exercise price of the underlying warrant is $6.25 per share, which is 125% of the exercise price of the warrants included in the units sold in this offering. For a more complete description of the purchase option, including the dates when it is exercisable, see the section below entitled “Underwriting—Purchase Option.”

Registration Rights

The holders of our 2,500,000 issued and outstanding shares of common stock and the 2,500,000 shares of our common stock underlying the issued and outstanding warrants on the date of this prospectus, and the holders of the 200,000 units being purchased in the private placements immediately prior to this offering, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of at least thirty percent of these securities will be entitled to make up to two demands that we register these securities. The holders of at least thirty percent of these securities may elect to exercise these registration rights at any time after the date on which these securities are released from escrow, which is not before the consummation of a business combination. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Transfer Agent, Registrar and Warrant Agent

The transfer agent and registrar for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We have applied for listing of our units, common stock and warrants on the American Stock Exchange under the symbols “TIL.U,” “TIL” and “TIL.WS,” respectively.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our securities, and we cannot predict the effect, if any, that market sales of units, shares of our common stock or warrants or the availability of such securities for sale will have on the market price of our securities prevailing from time to time. Nevertheless, sales of substantial amounts of our securities in the public market could adversely effect the market price of our securities and could impair our future ability to raise capital through the sale of our equity securities.

Immediately after this offering, we will have 12,700,000 shares of common stock outstanding, 14,200,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,400,000 shares (including those underlying warrants) are subject to the lock-up agreements described in “Underwriting—No Sales of Similar Securities” and restricted securities under Rule 144 and Rule 905. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable until the consummation of a business transaction, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 126,250 shares immediately after this offering (or 141,250 shares, if the underwriter’s exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 also require compliance with the manner of sale provisions and notice requirements and upon the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his, her or its shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our outstanding common stock and warrants, private placement units and the underwriter purchase option will have rights to participate in future registrations of securities by us. Subject to the escrow, beginning 365 days after the date of this prospectus, holders of at least thirty percent of these securities will be entitled to make up to two demands that we register these securities. In addition, these stockholders will have certain “piggy-back” registration rights on registration statements filed subsequent to the date these securities are released from escrow. Registration of such securities under the Securities Act would result in such securities becoming freely tradable without restriction under the Securities Act, except for securities purchased by our affiliates, immediately upon the effectiveness of such registration. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock. We will bear the expenses incurred in connection with the filing of any such registration statements. See “Description of Securities—Registration Rights” and “Underwriting—Purchase Option.”

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which I-Bankers Securities, Inc. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriter	Number of Units
I-Bankers Securities, Inc.

Total	10,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative of the underwriters that it proposes to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $             per unit and the dealers may reallow a concession not in excess of $             per unit to other dealers.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts and commissions, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Discounts and Commissions

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$80,000,000	$92,000,000
Underwriting discounts and commissions(1)	$0.52	$5,200,000	$5,980,000
Non-accountable expense allowance(2)	$0.08	$800,000	$800,000
Proceeds, before expenses, to us(3)	$7.40	$74,000,000	$85,220,000

(1)	I-Bankers Securities, Inc., the representative of the underwriters in this offering, has agreed to deposit 3.0% of the gross proceeds attributable to the underwriting discounts and commissions ($0.24 per unit) into the trust account that will be paid to the underwriters together with interest thereon only upon the consummation of a business combination (and then only with respect to those units as to which the component shares have not been converted). In the event of the liquidation of the trust account if we fail to consummate a business combination, this amount will be distributed among our public stockholders.
(2)	Non-accountable expense allowance is not payable with respect to the shares sold upon exercise of the underwriters’ over-allotment option. Does not include certain accountable offering expenses payable to I-Bankers Securities, Inc. estimated to be approximately $50,000.
(3)	The total offering expenses payable by us, not including the underwriting discounts and commissions, will be approximately $599,760.

Warrant Solicitation Fee

We have engaged I-Bankers Securities, Inc., representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus for cash only if the exercise had been solicited by the representative. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the underwriter solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Purchase Option

We have agreed to sell to the representative, or its designee, upon completion of the offering, for $100, an option to purchase up to a total of 500,000 units. Upon closing of the offering, the representative will designate to us the portions of the unit purchase option to be issued to each of the firms participating in the offering and/or their bona fide officers and partners. The designations are expected to be made as agreed among the representative and the other firms based on various factors, including the level of participation of the respective firms in the offering. The units issuable upon exercise of this option are identical to those offered by this prospectus, except the per-unit price is 125% of the price of the units sold in this offering and the exercise price of the underlying warrant is $6.25 per share (125% of the exercise price of the warrants included in the units sold in this offering). This option is exercisable at $10.00 per unit, commencing on the later of the consummation of a business combination or one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 500,000 units, the 500,000 shares of common stock and the 500,000 warrants underlying such units, and the 500,000 shares of common stock underlying such warrants, have been deemed to be compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the representative to bid for or purchase our securities before the distribution of the securities is completed. However, the representative may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The restricted period under Regulation M for this offering will have ended when all of the units have been distributed and any over-allotment and stabilization arrangements and trading restrictions in connection with the offering have been terminated.

No Sales of Similar Securities

Our officers, directors and existing stockholders have agreed, subject to limited exceptions, not to sell or transfer any securities until the earlier of 18 months after the consummation of a business combination or three years after the date of this prospectus, without first obtaining the written consent of I-Bankers Securities, Inc. Specifically, these persons have agreed not to directly or indirectly:

•	offer, sell or contract to sell any securities;

•	sell any option or contract to purchase any securities;

•	purchase any option or contract to sell any securities;

•	grant any option, right or warrant for the sale of any securities;

•	otherwise dispose of or transfer any securities;

•	request or demand that we file a registration statement related to the securities; or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any securities whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lockup provision applies to units and common stock and to securities convertible into or exchangeable or exercisable for common stock.

Other Terms

Although we are not under any contractual obligation to engage the representative to provide any services for us after this offering, and have no present intent to do so, the representative may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the representative provides services to us after this offering, we may pay the representative fair and reasonable fees that would be determined at that time in an arm’s length negotiations where the terms would be fair and reasonable to each of the interested parties.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus, unless I-Bankers Securities, Inc. determines that an earlier date is acceptable and may decide to allow continued trading of the units, based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will I-Bankers Securities, Inc. allow separate trading of the common stock and warrants until (i) we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering, (ii) we file a Current Report on Form 8-K and issue a press release announcing when such separate trading will begin, and (iii) the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full.

The underwriters may deliver prospectuses to investors via e-mail both as a PDF document and by a link to the Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

I-Bankers Securities, Inc. does not make markets in securities and will not be making a market in our securities which may adversely impact the liquidity and price of our securities.

Indemnification

We have agreed to indemnify the underwriters (which indemnity the trust account is also subject to) against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in this respect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Hayden Bergman Rooney, Professional Corporation, San Francisco, California. Hayden Bergman Rooney has agreed that the legal fees that we will owe it for these services will be paid by us only upon the successful consummation of this offering. Certain legal matters with respect to this offering will be passed upon for the underwriters by Dilworth Paxson LLP, Washington, D.C.

EXPERTS

The financial statements of Trans-India Acquisition Corporation as of July 31, 2006 and for the period from April 13, 2006 (date of inception) through July 31, 2006 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Miller, Ellin & Company, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to us and our securities, see the registration statement and the exhibits and schedules thereto. Any document we file may be read and copied at the SEC’s public reference rooms, located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains an Internet site that contains registration statements, reports, proxy and information statements, and other information regarding issues that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the SEC’s public reference rooms, and the Web site of the SEC referred to above.

TRANS-INDIA ACQUISITION CORPORATION

TRANS-INDIA ACQUISITION CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Trans-India Acquisition Corporation

We have audited the accompanying balance sheet of Trans-India Acquisition Corporation (a corporation in the development stage) as of July 31, 2006, and the related statement of operations, stockholders’ equity, and cash flows for the period from April 13, 2006 (inception) to July 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trans-India Acquisition Corporation as of July 31, 2006, and the results of its operations and its cash flows for the period from April 13, 2006 (inception) to July 31, 2006, in conformity with United States generally accepted accounting principles.

/s/    Miller, Ellin & Company, LLP

New York, New York

August 1, 2006 (except for Notes 1 and 2 as to which the date is November 14, 2006)

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

BALANCE SHEET

July 31, 2006
ASSETS

Current asset, cash	$109,301

Other assets, deferred offering costs	10,299

Total assets	$119,600

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses	$3,380
Notes payable stockholders and management	100,000

Total current liabilities	103,380

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.0001 par value, authorized 5,000,000 shares; none issued	$—
Common stock, $.0001 par value, authorized 50,000,000 shares; issued and outstanding 2,500,000 shares	250
Paid-in capital in excess of par	19,750
Deficit accumulated during the development stage	(3,380)

Sub-total	16,620

Subscriptions receivable	(400)

Total stockholders’ equity	16,220

Total liabilities and stockholders’ equity	$119,600

See accompanying notes to financial statements.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period from April 13, 2006 (inception) to July 31, 2006
Revenues	$—

Expenses:
General and administrative expenses	3,380

3,380

Net loss	$(3,380)

Net loss per share (basic and diluted)	$0.00

Weighted average shares outstanding (basic and diluted)	2,500,000

See accompanying notes to financial statements.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

	For the period from April 13, 2006 (inception) to July 31, 2006
	Common Stock		Paid-in Capital in Excess of Par	Deficit Accumulated During the Development Stage	Subscriptions receivable	Stockholders’ Equity
	Shares	Amount
Common shares issued	2,500,000	$250	$19,750	$—	$(400)	$19,600
Net loss	—	—	—	(3,380)	—	(3,380)

Balances, at July 31, 2006	2,500,000	$250	$19,750	$(3,380)	$(400)	$16,220

See accompanying notes to financial statements.

TRANS-INDIA ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period from April 13, 2006 (inception) to July 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(3,380)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in deferred offering costs	(10,299)
Increase in accrued expenses	3,380

Net cash used in operating activities	$(10,299)

Cash flows from financing activities:
Proceeds from sale of common stock	19,600

Proceeds from notes payable	100,000

Net cash provided by financing activities	120,000

Net increase in cash	109,701
Cash, beginning of period	—

Cash, end of period	$109,701

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Non-cash financing activities:
Issuance of 2,500,000 shares of common stock	$20,000
Cash received	19,600

Subscriptions receivable	$400

See accompanying notes to financial statements.

TRANS-INDIA ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1.    ORGANIZATION, PROPOSED BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Trans-India Acquisition Corporation (the “Company”) was incorporated in Delaware on April 13, 2006 as a blank check company formed to acquire, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses with primary operations in India.

At July 31, 2006, the Company had not yet commenced any operations. All activity through July 31, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with a target business. As used herein, a “target business” shall include an operating business with primary operations in India and a “business combination” shall mean the acquisition by the Company of one or more of such target businesses.

Upon the closing of the Proposed Offering and the private placements of 200,000 units to be purchased by certain existing stockholders of the Company and Trans-India Investors Limited immediately prior to the consummation of the Proposed Offering (the “Private Placements”), $77,400,000, or 96.75%, of the gross proceeds of the Proposed Offering ($7.74 per unit) will be placed in a trust account to be maintained by Continental Stock Transfer & Trust Company, as trustee (which includes $0.24 per unit of deferred underwriting discounts and commissions to be held in the trust account for the benefit of I-Bankers Securities, Inc.), and invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Company. The remaining net proceeds of the Proposed Offering and the Private Placements and interest on the trust account released to the Company may be used to repay management loans advanced to the Company, to fund expenses related to the Proposed Offering and Private Placements and to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 25% or more of the outstanding stock, excluding for this purpose those persons who were stockholders prior to the Proposed Offering, vote against the business combination, the business combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company, its special advisor and Trans-India Investors Limited (“Existing Stockholders”), have agreed to vote their 2,500,000 founding shares of common stock (as well as any shares included in units purchased in the Private Placements) in accordance with the vote of the majority of all other stockholders of the Company (“Public Stockholders”) with respect to any business combination. After consummation of the Company’s first business combination, these voting obligations will terminate.

With respect to the first business combination which is approved and consummated, any Public Stockholder who voted against the business combination may elect to convert his, her or its shares into cash. Accordingly, Public Stockholders holding 24.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a business combination. Such converting Public Stockholders would be entitled to receive their pro rata share of the net offering proceeds in the Trust Account calculated as of

TRANS-INDIA ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

the record date for determination of stockholders entitled to vote on the proposed business combination, including interest accrued thereon less up to $2,200,000 of interest that may be released to the Company to fund working capital, net of taxes, plus the deferred underwriting discounts and commissions and plus the private placement proceeds, computed without regard to the shares held by Existing Stockholders.

In the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s Public Stockholders. The Existing Stockholders have waived their right to receive distributions upon the Company’s liquidation with respect to all shares owned by them prior to the Proposed Offering including the shares acquired in the Private Placements. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units (as defined below) to be offered in the Proposed Offering, as discussed in Note 2).

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Income Per Common Share

Income per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Common stock equivalents consisting of warrants to purchase 2,500,000 warrants have not been included as their effect would be antidilutive.

Stock-Based Compensation

The Company has adopted Financial Accounting Statement No. 123R “Accounting for Stock—Based Compensation”. The Company uses the fair value method of valuing stock-based compensation awards.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2.    PROPOSED PUBLIC OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 units (“Units”) at a price of $8.00 per Unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering, and expiring five years from the date of the prospectus. An additional 1,500,000 Warrants may be issued upon exercise of a 45-day option granted to the underwriters to cover any over-allotments. The Warrants will be redeemable by the Company, with the prior consent of the representative of the underwriters, at a price of $0.01

TRANS-INDIA ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The Warrants will not be exercisable unless at the time a holder seeks to exercise the Company has registered with the Securities and Exchange Commission the shares of common stock issuable upon exercise of the Warrants and a prospectus relating to the common stock issuable upon exercise of the Warrants is current. The Company has no obligation to settle the Warrants for cash in the absence of an effective registration statement or under any other circumstances.

The Existing Stockholders, who are holders of 2,500,000 Units (and will be holders of an additional 200,000 Units to be purchased in the Private Placements, are entitled to registration rights with respect to their securities pursuant to an agreement signed on the effective date of the Proposed Offering. The holders of at least 30% of these securities are entitled to demand the Company, on up to two (2) occasions, to register these securities. The holders of at least 30% of these securities can elect to exercise these registration rights at any time after the date on which these securities are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The Private Placements call for the Company to sell to certain of the Existing Stockholders an aggregate of 200,0000 Units at a purchase price of $8.00 per Unit. The Units sold in the Private Placements will be identical to the Units to be sold in the Public Offering except that they will not be registered.

3.    DEFERRED OFFERING COSTS

Deferred offering costs consist principally of accounting fees, legal fees and other fees and expenses incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

4.    RELATED PARTY TRANSACTION

The Company has agreed to pay an affiliate of one of the Existing Stockholders an administrative fee of $7,500 per month for office space and general and administrative services from the effective date of the Proposed Offering through the consummation of a business combination.

5.    NOTES PAYABLE STOCKHOLDERS AND MANAGEMENT

The Company entered into a loan agreement with certain stockholders and members of management to borrow up to $400,000 by issuing unsecured promissory notes to cover expenses related to the Proposed Offering and Private Placements. The notes will bear interest at the rate of 5% per annum and are payable on the earlier of March 1, 2007 or on the consummation of the Proposed Offering. As of July 31, 2006, the Company has borrowed $100,000 under the loan agreement.

6.    COMMITMENTS AND CONTINGENCIES

As part of the initial capitalization of the Company, the stockholders purchased units, each unit consisting of one share of common stock and a warrant to purchase one share of the Company’s common stock, for a purchase price of $0.008 per unit. The exercise terms and other provisions of the warrants are identical to the Warrants to be issued in connection with the Proposed Offering except they will not be registered.

TRANS-INDIA ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

The Company has agreed that upon completion of the Proposed Offering it will sell to the representative of the underwriter, or its designee, for $100, an option to purchase up to a total of 500,000 Units. The Units issuable upon exercise of this option are identical to those offered by this prospectus, except the Unit price is 125% of the price of the Units sold in this offering. This option is exercisable at $10.00 per Unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expires five years from the date of this prospectus. The option and the 500,000 Units, the 500,000 shares of common stock and the 500,000 Warrants underlying such Units, and the 500,000 shares of common stock underlying such Warrants, have been deemed compensation by the National Association of Securities Dealers (“NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the Proposed Offering and their bona fide officers or partners. All warrants will be treated as equity and all proceeds therefrom included as additional paid in capital.

The Company will account for this purchase option as a cost of raising capital and will include the instrument as equity in our financial statements. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has estimated, based upon the trinomial model, that the fair value of the purchase option on the date of sale is approximately $5.89 per unit, using an expected life of five (5) years, volatility of 100%, and a risk-free rate of 5%. However, because the Company’s Units do not have a trading history, the volatility assumption is based on information currently available to management. Although an expected life of five years was used in the calculation, if the Company does not consummate a business combination within the prescribed time period and it liquidates, the option will become worthless.

The Company has engaged I-Bankers Securities, Inc. (the “Representative”), on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the Representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of the consummation of a business transaction if the exercise was solicited by the Representative. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the Representative’s services may also include disseminating information, either orally or in writing to Warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the Warrants. No compensation will be paid to the Representative upon the exercise of the warrant if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the underwriter solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

7.    PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

TRANS-INDIA ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

8.    WARRANTS

On June 28, 2006, the Company issued Warrants in connection with its initial capitalization to the Existing Stockholders to purchase up to a total of 2,500,000 shares of common stock at an exercise price of $0.008 per share.

	Shares	Weighted Average Exercise Price
Outstanding Beginning Period	—	$—
Granted	2,500,000	0.008
Exercised	—	—
Cancelled Expired	—	—

Outstanding end of year	2,500,000	0.008

Warrants exercisable at end of period	2,500,000	0.008

The following table summarizes information about Warrants outstanding at July 31, 2006:

	Warrants Outstanding		Warrants Exercisable
Range of Exercise Prices	Outstanding at July 31, 2006	Weighted Average Exercise Price	Exercisable at July 31, 2006	Weighted Average Exercise Price
$0.008	2,500,000	$0.008	2,500,000	$0.008

Through and including                     , 2006 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

$80,000,000

10,000,000 Units

PROSPECTUS

                    , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses (other than underwriting discounts and commissions and the representative’s non-accountable expense allowance) payable by Trans-India Acquisition Corporation in connection with the sale and distribution of securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the American Stock Exchange listing fee.

SEC registration fee	$17,710
NASD filing fee	17,050
American Stock Exchange listing fee	70,000
Blue Sky fees and expenses	7,500
Printing and engraving costs	50,000
Legal fees and expenses	262,500	(1)
Accounting fees and expenses	45,000
Transfer Agent and Registrar fees	50,000	(2)
Miscellaneous expenses	80,000

Total	$599,760

(1)	$150,000 of this amount represents legal fees payable following the closing ($25,000 per month for six months).
(2)	An initial acceptance fee of $1,000 will be charged by Continental Stock Transfer & Trust Company, as trustee, and registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $400 per month for acting as transfer agent of the registrant’s common stock, $200 per month for acting as warrant agent for the registrant’s warrants and $200 per month for acting as escrow agent. This amount represents additional expenses that may be incurred by Registrant in connection with the offering over and above those specifically listed above, including transfer, escrow and warrant agent, travel, distribution and mailing costs.

Item 14. Indemnification of Directors and Officers

Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

Registrant’s Amended and Restated Certificate of Incorporation provides for mandatory indemnification, to the fullest extent permitted by the General Corporation Law, of each person that such law grants Registrant the power to indemnify.

Registrant’s Bylaws provide for mandatory indemnification to the fullest extent permitted by law of each person that such law grants Registrant the power to indemnify.

Registrant’s directors and officers are covered by insurance maintained by Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended. In addition, the Registrant has entered into contracts with its directors and officers providing indemnification of such directors and officers by the Registrant to the fullest extent permitted by law, subject to certain limited exceptions.

The Underwriting Agreement (Exhibit 1.1 hereto) provides for indemnification by the underwriters of Registrant and its officers and directors, and by Registrant of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Item 15. Recent Sales of Unregistered Securities

(a) The following is a summary of Registrant’s transactions within the last three years, involving sales of an aggregate of 2,500,000 units, each unit consisting of one share of common stock and one warrant, without registration under the Securities Act to our offices and directors and their affiliates, and a special advisor to our board of directors, who directed such units to be delivered in the following manner:

Stockholders	Number of Shares	Number of Warrants
Marillion Pharmaceuticals India Pvt. Ltd.(1)	750,000	750,000
Business Ventures Corp.(1)	625,000	625,000
Bobba Venkatadri(1)	375,000	375,000
Nalluru Murthy(1)	312,500	312,500
Craig Colmar(1)	187,500	187,500
Narayanan Vaghul(1)	125,000	125,000
Edmund Olivier(1)	75,000	75,000
Rasheed Yar Khan(2)	50,000	50,000

(1)	Issued on June 28, 2006.
(2)	Issued on July 27, 2006.

Such units were issued in connection with Registrant’s organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The units issued to the individuals and entities above were sold for an aggregate offering price of $20,000 or $0.008 per unit. No underwriting discounts or commissions were paid with respect to such sales. The recipients in such transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions.

Immediately prior to the closing of the offering pursuant to this registration statement, Registrant will sell 125,000 units to certain of Registrant’s officers and directors and their affiliates and its special advisor and Registrant’s special advisor for an aggregate purchase price of $1,000,000, or $8.00 per unit. Each unit will consist of one share of common stock and a warrant to purchase one share of common stock, exercisable at $5.00 per share. The securities will be sold in reliance on the exemption from registration pursuant to Rule 506 of Regulation D under the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales.

Immediately prior to the closing of the offering pursuant to this registration statement, Registrant will sell 75,000 units to Marillion Pharmaceuticals India Pvt. Ltd. and Trans-India Investors Limited for an aggregate purchase price of $600,000, or $8.00 per unit. Each unit will consist of one share of common stock and a warrant to purchase one share of common stock, exercisable at $5.00 per share. The securities will be sold in reliance on the exemption from registration pursuant to Rule 903 of Regulation S under the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.

3.1*	Amended and Restated Certificate of Incorporation of Registrant.

3.2*	Amended and Restated Bylaws of Registrant.

4.1	Specimen of Registrant’s Unit Certificate.

4.2*	Specimen of Registrant’s Common Stock Certificate.

4.3*	Specimen of Registrant’s Warrant Certificate.

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Registrant.

4.5	Form of Purchase Option to be granted to the Representative.

5.1*	Opinion of Hayden Bergman Rooney, Professional Corporation.

10.1	Form of Letter Agreement among Registrant, I-Bankers Securities, Inc. and the stockholders of Registrant.

10.2	Form of Letter Agreement among Registrant, I-Bankers Securities, Inc. and the officers and directors Registrant.

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Registrant.

10.4	Form of Securities Escrow Agreement between Registrant, Continental Stock Transfer & Trust Company and the existing stockholders.

10.5*	Loan Agreement, dated June 17, 2006, between Marillion Pharmaceuticals India Pvt. Ltd., Business Ventures Corp., Edmund Olivier and Registrant.

10.6*	Promissory Note, dated July 17, 2006, issued to Marillion Pharmaceuticals India Pvt. Ltd.

10.7*	Promissory Note, dated July 17, 2006, issued to Business Ventures Corp.

10.8*	Promissory Note, dated July 17, 2006, issued to Edmund Olivier.

10.9*	Office Services Agreement between Registrant and Johnson and Colmar.

10.10*	Subscription Agreement, dated July 28, 2006, between Registrant and each of Marillion Pharmaceuticals India Pvt. Ltd., Business Ventures Corp., Bobba Venkatadri, Nalluru Murthy and Rasheed Yar Khan.

10.11*	Amended and restated letter agreement, dated July 28, 2006, between Rasheed Yar Khan and Registrant.

10.12	Form of Registration Rights Agreement among Registrant and the stockholders of Registrant.

10.13*	Form of Indemnification Agreement by and between Registrant and each of its directors and officers.

10.14	Subscription Agreement, dated November 13, 2006, between Registrant and each of Marillion Pharmaceuticals India Pvt. Ltd. and Trans-India Investors Limited.

23.1	Consent of Miller, Ellin & Company, LLP.

23.2*	Consent of Hayden Bergman Rooney, Professional Corporation (contained in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 14th day of November 2006.

TRANS-INDIA ACQUISITION CORPORATION

By:	/S/ CRAIG COLMAR
Craig Colmar
Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

BOBBA VENKATADRI* Bobba Venkatadri	President, Chief Executive Officer and Director (principal executive officer)	November 14, 2006

/S/ CRAIG COLMAR Craig Colmar	Secretary, Treasurer and Director (principal financial and accounting officer)	November 14, 2006

NALLURU MURTHY* Nalluru Murthy	Executive Vice President and Director	November 14, 2006

NARAYANAN VAGHUL* Narayanan Vaghul	Chairman of the Board and Director	November 14, 2006

SARATH NARU* Sarath Naru	Director	November 14, 2006

EDMUND OLIVIER* Edmund Olivier	Director	November 14, 2006

*By:	/S/ CRAIG COLMAR Craig Colmar Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.

3.1*	Amended and Restated Certificate of Incorporation of Registrant.

3.2*	Amended and Restated Bylaws of Registrant.

4.1	Specimen of Registrant’s Unit Certificate.

4.2*	Specimen of Registrant’s Common Stock Certificate.

4.3*	Specimen of Registrant’s Warrant Certificate.

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Registrant.

4.5	Form of Purchase Option to be granted to the Representative.

5.1*	Opinion of Hayden Bergman Rooney, Professional Corporation.

10.1	Form of Letter Agreement among Registrant, I-Bankers Securities, Inc. and the stockholders of Registrant.

10.2	Form of Letter Agreement among Registrant, I-Bankers Securities, Inc. and the officers and directors Registrant.

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Registrant.

10.4	Form of Securities Escrow Agreement between Registrant, Continental Stock Transfer & Trust Company and the existing stockholders.

10.5*	Loan Agreement, dated June 17, 2006, between Marillion Pharmaceuticals India Pvt. Ltd., Business Ventures Corp., Edmund Olivier and Registrant.

10.6*	Promissory Note, dated July 17, 2006, issued to Marillion Pharmaceuticals India Pvt. Ltd.

10.7*	Promissory Note, dated July 17, 2006, issued to Business Ventures Corp.

10.8*	Promissory Note, dated July 17, 2006, issued to Edmund Olivier.

10.9*	Office Services Agreement between Registrant and Johnson and Colmar.

10.10*	Subscription Agreement, dated July 28, 2006, between Registrant and each of Marillion Pharmaceuticals India Pvt. Ltd., Business Ventures Corp., Bobba Venkatadri, Nalluru Murthy and Rasheed Yar Khan.

10.11*	Amended and restated letter agreement, dated July 28, 2006, between Rasheed Yar Khan and Registrant.

10.12	Form of Registration Rights Agreement among Registrant and the stockholders of Registrant.

10.13*	Form of Indemnification Agreement by and between the Registrant and each of its directors and officers.

10.14	Subscription Agreement, dated November 13, 2006, between Registrant and each of Marillion Pharmaceuticals India Pvt. Ltd. and Trans-India Investors Limited.

23.1	Consent of Miller, Ellin & Company, LLP.

23.2*	Consent of Hayden Bergman Rooney, Professional Corporation (contained in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed.